                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 19, 1996
                                                       ------------------



                            CORPORATE EXPRESS, INC.
                         -----------------------------
            (Exact name of registrant as specified in its charter)



                        Commission File No.    0-24642
                                             -----------



                   Colorado                           84-0978360
         -------------------------------        ---------------------
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation)                          Identification No.)



         325 Interlocken Parkway
         Broomfield, Colorado                             80021
         -------------------------------            -----------------
         (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code:  (303) 373-2800
                                                           --------------

ITEM 5.  OTHER EVENTS

         This Current Report on Form 8-K (this "Form 8-K") is being filed by the Registrant for the purpose of complying with Rule 3-05 under Regulation S-X, in contemplation of the filing by the Registrant of one or more registration statements under the Securities Act of 1933, as amended, which registration statement(s) will incorporate by reference this Form 8-K. This Form 8-K includes certain audited and unaudited financial statements, as well as pro forma financial statements, with respect to thirteen companies whose stock or assets were acquired or are probable of being acquired by the Registrant subsequent to its fiscal year end on March 2, 1996 (the "Acquired Companies"). The aggregate consideration paid by the Registrant for the stock and assets of the Acquired Companies was approximately $38.5 million, which consideration was paid in cash, promissory notes and common stock of the Registrant. The source of the cash used in the acquisition of the Acquired Companies was a portion of the proceeds received from the issuance of the Registrant's 4 1/2% Convertible Notes due on July 1, 2000 (the "Notes). The nature and amount of consideration paid in connection with the Acquired Companies was determined based on negotiations between the Registrant and the sellers of the Acquired Companies (the "Sellers"). Prior to the acquisitions, there were no material relationships between the Registrant or any of its affiliates, directors or officers or any associates thereof and the Acquired Companies or the Sellers.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     . The audited financial statements of Check Office Equipment Company, Inc. as of and for the year ended February 29, 1996.

     . The audited financial statements of Enbee Company as of and for the year ended December 31, 1995, and the unaudited financial statements as of March 23, 1996 and for the period January 1, 1996 through March 23, 1996.

     . The audited consolidated financial statements of Miller Stationers Ltd. as of and for the year ended January 31, 1996 (in Canadian dollars).

     . The unaudited financial statements of Miller Stationers Ltd. as of and for the four months ended May 31, 1996 (in Canadian dollars).

     . The unaudited financial statements of Howard's Office Supplies, Inc. as of and for the year ended December 31, 1995, and the unaudited financial statements as of May 31, 1996 and for the five months ended May 31, 1996.

     . The unaudited financial statements of Center Office Products, Inc. as of and for the twelve months ended July 6, 1996.

     . The unaudited financial statements of Laser Perfect Office Products, Inc. as of and for the twelve months ended June 30, 1996.

     . The audited financial statements of Forms and Supplies, Inc. as of and for the year ended December 31, 1995.

     . The unaudited financial statements of Forms and Supplies, Inc. as of and for the six months ended June 30, 1996.

     . The unaudited financial statements of Carolina Ribbon and Carbon Sales Corporation as of and for the year ended September 30, 1995.

     . The unaudited financial statements of Carolina Ribbon and Carbon Sales Corporation as of and for the ten months ended July 31, 1996.

     . The audited financial statements of Dock Truck Express Inc. as of and for the year ended December 31, 1995, and the unaudited financial statements as of and for the six months ended June 30, 1996.

     . The audited financial statements of Pronto Delivery Service, Inc. as of and for the year ended December 31, 1995, and the unaudited financial statements as of and for the six months ended June 30, 1996.

     . The unaudited combined financial statements of H and H Associates, Inc. and Classic Air, Inc. ("The Classic Companies") as of and for the year ended December 31, 1995, and the unaudited financial statements as of and for the six months ended June 30, 1996.

     . The audited financial statements of RUSHTRUCKING, Inc. as of and for the year ended December 31, 1995, and the unaudited financial statements as of and for the six months ended June 30, 1996.

     . The audited financial statements of Virginia Impression Products Co., Inc. as of and for the years ended December 31, 1995 and 1994.

     . The unaudited financial statements of Virginia Impression Products Co., Inc. as of and for the eight months ended August 31, 1996.

(b)  Pro Forma Financial Information

     . The unaudited pro forma combined balance sheet of Corporate Express, Inc. and the Acquired Companies as of June 1, 1996.

     . The unaudited pro forma combined statements of operations of Corporate Express, Inc. and the Acquired Companies for the three months ended June 1, 1996 and for the year ended March 2, 1996.

(c)  Exhibits

     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of McGee, Wheeler & Co., P.C.
     23.3  Consent of KPMG
     23.4  Consent of Horne CPA Group
     23.5  Consent of Arthur Andersen LLP
     23.6  Consent of Schutrumpf & Koren, P.C.

                         CHECK OFFICE EQUIPMENT COMPANY

                     REPORT OF AUDIT OF FINANCIAL STATEMENTS

               AS OF FEBRUARY 29, 1996 AND FOR THE YEAR THEN ENDED

Report of Independent Accountants

The Board of Directors and Shareholder
Check Office Equipment Company, Inc.:

We have audited the accompanying balance sheet of Check Office Equipment Company as of February 29, 1996, and the related statements of operations, stockholder's equity (parent company investment), and cash flows for the year then ended as defined in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Check Office Equipment Company as of February 29, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Kansas City, Missouri
August  30, 1996

Check Office Equipment Company
Balance Sheet
February 29, 1996

                                         ASSETS

Current assets:
  Cash and cash equivalents                                                              $      107,320
  Trade accounts receivable                                                                     854,502
  Other receivables                                                                               2,563
  Inventories                                                                                   972,863
  Other current assets                                                                            9,525
  Deferred tax asset                                                                             14,000
                                                                                         --------------
         Total current assets                                                                 1,960,773

Plant and equipment, net                                                                        124,707
                                                                                         --------------
         Total assets                                                                    $    2,085,480
                                                                                         ==============
LIABILITIES AND STOCKHOLDER'S EQUITY (PARENT COMPANY INVESTMENT)

Current liabilities:
  Accounts payable                                                                       $      205,029
  Accrued payroll and benefits                                                                   95,268
  Other accrued liabilities                                                                      99,069
  Notes payable                                                                                 117,514
                                                                                         --------------
         Total current liabilities                                                              516,880

Deferred income taxes                                                                              --
                                                                                         --------------
         Total liabilities                                                                      516,880
                                                                                         --------------
Stockholder's equity (parent company investment):

         Parent company investment                                                            1,568,600
                                                                                         --------------
         Total liabilities and stockholder's equity (parent company investment)          $    2,085,480
                                                                                         ==============

   The accompanying notes are an integral part of these financial statements.

Check Office Equipment Company
Statement of Operations
for the year ended February 29, 1996


Net sales                                                           $ 7,531,106

Cost of sales                                                         4,815,223
                                                                    -----------
         Gross profit                                                 2,715,883

Selling, general and administrative expenses                          2,291,750
                                                                    -----------
         Operating profit                                               424,133

Other income (expense):

         Interest expense, net of interest income of $3,042             (17,443)
         Other income                                                     4,662
                                                                    -----------
         Net income before income taxes                                 411,352

Pro forma income tax provision                                          158,500
                                                                    -----------
         Pro forma net income                                       $   252,852
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

Check Office Equipment Company
Statement of Cash Flows
for the year ended February  29, 1996

Cash flows from operating activities:
  Net income before income taxes                                                             $ 411,352
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                               60,426
    Loss on sale of assets                                                                       4,304
    Provision for bad debts                                                                     10,196
    Changes in assets and liabilities:
      Increase in accounts receivable                                                         (350,556)
      Increase in inventory                                                                    (32,948)
      Increase in other current assets                                                         (12,088)
      Increase in accounts payable                                                              67,497
      Increase in accrued liabilities                                                           52,862
                                                                                             ----------
        Net cash provided by operating activities                                              211,045
                                                                                             ----------
Cash flows used in investing activities:
      Payments for plant and equipment                                                        (67,884)
                                                                                             ----------
        Net cash used in investing activities                                                 (67,884)
                                                                                             ----------
Cash flows used in financing activities:

      Payments on related party debt                                                            (5,498)
      Payments on bank debt                                                                    (42,000)
                                                                                             ----------
         Net cash used in financing activities                                                 (47,498)
                                                                                             ----------
Net increase in cash                                                                             95,663

Cash and cash equivalents, beginning of period                                                   11,657
                                                                                             ----------
Cash and cash equivalents, end of period                                                     $  107,320
                                                                                             ==========
Supplemental cash flow information:
      Cash paid during the year for interest                                                 $    9,967


  The accompanying notes are an integral part of these financial statements.

Check Office Equipment Company
Statement of Stockholder's Equity (Parent Company Investment) for the year ended February 29, 1996

Balance, March 1, 1995                                            $  1,157,248

Net income before income taxes for year ended February 29, 1996        411,352
                                                                  ------------
Balance, February  29, 1996                                       $  1,568,600
                                                                  ============



  The accompanying notes are an integral part of these financial statements.

Check Office Equipment Company
Notes to Financial Statements



1.  Basis of Presentation:

    Certain assets and liabilities of Check Office Equipment Company, Inc., (the "Company") were acquired by a subsidiary of Corporate Express, Inc. at the close of business on March 3, 1996. These financial statements include certain defined assets, liabilities, revenues and expenses of the operations which comprised the Company and were acquired by Corporate Express, Inc. The accompanying financial statements as of and for the 12 months ended February 29, 1996 have been prepared as if the assets and liabilities acquired had operated as an independent entity and are presented on a historical cost basis. The pro forma income tax provision has been presented to reflect the tax provision on a separate company basis. No current tax liability has been presented in the financial statements as the liability for income taxes remains the obligation of the parent company pursuant to the Asset Purchase Agreement with Corporate Express, Inc.

    The Company markets office equipment, supplies and furniture and provides routine maintenance and support for office equipment. The Company's customers are primarily located in the state of Missouri.

2.  Summary of Significant Accounting Policies:

    a. Cash and Cash Equivalents: Cash and cash equivalents include highly liquid investments with original maturities of three months or less. As of February 29, 1996, cash held on deposit exceeded federally insured limits by approximately $17,000. The fair market value of cash and cash equivalents approximates book value.

    b. Inventories: Inventories consist of finished goods. Inventories are primarily valued at the lower of first-in, first-out (FIFO) cost or market.

    c. Plant and Equipment: Plant and equipment are stated at cost. The cost and related accumulated depreciation of plant and equipment retired or sold are removed from the applicable accounts and any gain or loss is included in operations. Depreciation is computed for financial reporting purposes using both straight-line and accelerated methods over the estimated useful lives of the assets as follows:

              Equipment                         5-7 years

              Furniture and fixtures            5-7 years

              Leasehold improvements         5-31.5 years

Check Office Equipment Company
Notes to Financial Statements, Continued

    d. Accounting for Income Taxes: Under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

       All of Check Office Equipment Company's operations for the year ended February 29, 1996 are included in the Parent Company's federal and state consolidated income tax returns. The pro-forma provision for income taxes reflects taxes calculated on a separate return basis. No liability for potential future income tax assessments relating to prior years is included in the financial statements. Such liability would be the obligation of the Parent Company pursuant to the Asset Purchase Agreement with Corporate Express, Inc.

    e. Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  Plant and Equipment:

    The major classes of plant and equipment at February 29, 1996 are as follows:

              Equipment                          $  245,500
              Furniture and fixtures                201,366
              Leasehold improvements                 33,097
                                                 ----------

                                                    479,963
              Less accumulated depreciation         355,256
                                                 ----------

                                                 $  124,707
                                                 ==========

Check Office Equipment Company
Notes to Financial Statements, Continued



4.  Related Party Transactions:

    The Company leases certain office facilities under month-to-month operating lease agreements from a related company owned by the sole shareholder of the Company. Rent expense on these facilities was $183,060 for 1996.

    The Company has issued notes payable to several related entities that are owned, in part, by the sole shareholder of the Company. These notes are demand notes and bear interest ranging from 9.5% to 11.5%. Interest expense on these notes was $12,739 for 1996. The carrying value of these notes approximates the fair value of these instruments based on the short-term nature of the notes and management's best estimate of interest rates that would be available on similar debt obligations as of February 29, 1996.

5.  Pro Forma Income Taxes:

    The components of the provision (benefit) for income taxes at February 29, 1996 are as follows:

              Current                           $  160,500
              Deferred                              (2,000)
                                                ----------

                   Total provision              $  158,500
                                                ==========

    The effective income tax rate on income before income taxes differed from the U.S. federal statutory rate as of February 29, 1996 for the following reasons:

              U.S. federal statutory rate                          35.0  %
              Effect of graduated rates                            (1.0)
              U.S. state and local taxes, net of federal benefit    4.5
                                                                  ------
                                                                   38.5  %
                                                                  ======

Check Office Equipment Company
Notes to Financial Statements, Continued


    The components of the net deferred income tax asset are recognized in the accompanying balance sheet at February 29, 1996. The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred income tax assets relate primarily to items recognized in book income which are not yet recognized for tax.

    SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Based upon prior positive earnings and the expectations that taxable income will continue for the foreseeable future, management believes it is more likely than not that the Company will realize its deferred tax assets and accordingly, no valuation allowance has been provided as of February 29, 1996.

6.  Employee Benefit Plans:

    The Company maintains a retirement plan which is qualified under section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company matches 25% of employee contributions on the first 4% of salary. Profit sharing contributions may be made at the discretion of the Board of Directors.

    Total expenses related to the Plan, including matching and profit sharing contributions were $13,000 in 1996.

    The Company does not offer other post-employment or post-retirement benefits.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors
Enbee Company
Houston, Texas

We have audited the accompanying balance sheets of ENBEE COMPANY (an S Corporation) as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ENBEE COMPANY as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                         McGEE, WHEELER & CO., P.C.
                                         /s/ McGee, Wheeler & Co., P.C.
                                         Certified Public Accountants


Houston, Texas
February 26, 1996, except as to Note 13
as to which the date is March 4, 1996

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                                 BALANCE SHEETS


                                  A S S E T S
                                  -----------

                                                                          DECEMBER 31,              MARCH 23,
                                                                             1995                     1996
                                                                          ------------             ----------
                                                                                                   (UNAUDITED)
Current assets:
       Cash                                                               $     64,548            $     1,721
       Accounts receivable - (net of allowance
        for doubtful accounts of $10,000)                                    1,382,177              1,149,852
       Accounts receivable:
        Employees                                                               21,442                 63,159
       Notes receivable - employees                                              8,386                      -
       Inventory                                                               551,397                487,121
       Prepaid expenses                                                         27,402                 20,258
                                                                          ------------             ----------
        Total current assets                                                 2,055,352              1,722,111
                                                                          ------------             ----------

Property and equipment:
       Furniture and fixtures                                                  268,364                272,159
       Transportation equipment                                                 15,497                 15,497
       Buildings and improvements                                              518,192                518,192
       Land                                                                    100,000                100,000
                                                                          ------------             ----------
                                                                               902,053                905,848
       Less accumulated depreciation                                           412,430                430,458
                                                                          ------------             ----------
        Net property and equipment                                             489,623                475,390
                                                                          ------------             ----------

Other assets:
       Cash surrender value of officers' life insurance                          1,116                  1,116
       Deposits                                                                  2,415                  2,243
       Notes receivable - employees                                             11,554                      -
       Employee receivables (net of allowance for doubtful
        accounts of $64,958 at December 31, 1995)                                    -                      -
                                                                          ------------             ----------
        Total other assets                                                      15,085                  3,359
                                                                          ------------             ----------

            TOTAL ASSETS                                                  $  2,560,060            $ 2,200,860
                                                                          ============            ===========


SEE INDEPENDENT AUDITOR'S REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                                 BALANCE SHEETS



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                                                DECEMBER 31,         MARCH 23,
                                                                                                   1995                1996
                                                                                                ------------        -----------
                                                                                                                    (UNAUDITED)
Current liabilities:
          Accounts payable                                                                       $ 1,044,855        $   639,183
          Bank overdraft                                                                                   -            249,763
          Commissions payable                                                                        214,064            224,887
          Accrued liabilities                                                                        150,346             96,457
          Accrued expenses                                                                            59,414             61,667
          Line of credit                                                                             230,000                  -
          Capital lease obligations                                                                   26,797             22,373
                                                                                                 -----------        -----------

             Total current liabilities                                                             1,725,476          1,294,330
                                                                                                 -----------        -----------

Stockholders' equity:
          Common stock, $1 par value, 100,000 shares
           authorized, 11,959 shares issued and outstanding
           at December 31, 1995                                                                       11,959             11,959
          Contributed capital                                                                        408,541            408,541
          Subscriptions receivable                                                                  (216,173)          (209,307)
          Retained earnings                                                                          630,257            695,337
                                                                                                 -----------        -----------

             Total stockholders' equity                                                              834,584            906,530
                                                                                                 -----------        -----------

                   TOTAL LIABILITIES AND
                    STOCKHOLDERS' EQUITY                                                         $ 2,560,060        $ 2,200,860
                                                                                                 ===========        ===========


SEE INDEPENDENT AUDITOR'S REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                              STATEMENTS OF INCOME


                                                                                                          FOR THE PERIOD
                                                                                        FOR THE YEAR      JANUARY 1, 1995
                                                                                       ENDED DECEMBER      THROUGH MARCH
                                                                                          31, 1995           23, 1996
                                                                                       --------------     ---------------
                                                                                                            (UNAUDITED)
Sales                                                                                  $    8,915,783     $     2,342,411
Cost of goods sold                                                                          5,769,287           1,569,774
                                                                                       --------------     ---------------

           Gross profit                                                                     3,146,496             772,637

Selling, general and administrative expenses                                                2,891,114             703,627
                                                                                       --------------     ---------------

           Income from operations                                                             255,382              69,010
                                                                                       --------------     ---------------


Other income (expense):
    Interest income                                                                            20,684               1,906
    Miscellaneous income                                                                        5,618                   -
    Interest expense                                                                          (78,756)             (2,836)
                                                                                       --------------     ---------------

           Net other income (expense)                                                         (52,454)               (930)
                                                                                       --------------     ---------------

Net income before state income tax                                                            202,928              68,080
State income tax                                                                                9,214               3,000
                                                                                       --------------     ---------------

Net Income                                                                             $      193,714     $        65,080
                                                                                       ==============     ===============

PRO-FORMA EFFECT OF FEDERAL INCOME TAXES (UNAUDITED):

Federal income tax                                                                             60,559              20,514
                                                                                       --------------     ---------------

Net income after pro-forma effect of federal income tax                                $      133,155     $        44,566
                                                                                       ==============     ===============


SEE INDEPENDENT AUDITOR'S REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                               TOTAL
                                         CONTRI-                               STOCK-
                                COMMON    BUTED    SUBSCRIPTIONS   RETAINED   HOLDERS'
                                 STOCK   CAPITAL     RECEIVABLE    EARNINGS    EQUITY
                                -------  --------  --------------  ---------  ---------
Balance at December 31,
  1994                            9,500   125,500              -    501,388    636,388

Issuance of
 common stock                     2,459   283,041       (216,173)         -     69,327

Distributions                         -         -              -    (64,845)   (64,845)

Net income                            -         -              -    193,714    193,714
                                -------  --------  -------------   --------   --------

Balance at December 31,
  1995                           11,959   408,541       (216,173)   630,257    834,584

(UNAUDITED)
Collections of subscriptions
 receivable                           -         -          6,866          -      6,866

Net income                            -         -              -     65,080     65,080
                                -------  --------  -------------   --------   --------

Balance at March 23,
  1996                          $11,959  $408,541      $(209,307)  $695,337   $906,530
                                =======  ========  =============   ========   ========


SEE INDEPENDENT AUDITOR'S REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                            STATEMENTS OF CASH FLOWS

                                                                                     FOR THE     FOR THE PERIOD
                                                                                    YEAR ENDED     JANUARY 1,
                                                                                   DECEMBER 31,   1996 THROUGH
                                                                                       1995      MARCH 23, 1996
                                                                                   ------------  --------------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
   Cash received from customers                                                    $  8,636,223  $    2,554,934
   Cash paid to suppliers and employees                                              (8,185,543)     (2,629,168)
   Interest received                                                                     25,860             105
   Interest paid                                                                        (79,888)         (7,108)
   Other income                                                                           5,618               -
                                                                                   ------------  --------------
       Net cash provided by (used in) operating activities                              402,270         (81,237)
                                                                                   ------------  --------------

Cash flows from investing activities:
   Purchase of property and equipment                                                   (18,327)         (3,795)
                                                                                   ------------  --------------
       Net cash used in investing activities                                            (18,327)         (3,795)
                                                                                   ------------  --------------

Cash flows from financing activities:
   Gross proceeds from line-of-credit                                                   250,000               -
   Gross payments on line-of-credit                                                    (472,579)       (230,000)
   Proceeds from bank overdraft                                                               -         249,763
   Net proceeds from issuance of common stock                                            40,300               -
   Collections on subscriptions receivable                                               29,027           6,866
   Repayments of long-term debt and capital leases                                     (195,420)         (4,424)
   Stockholder distributions                                                            (64,845)              -
                                                                                   ------------  --------------
       Net cash used in financing activities                                           (413,517)         22,205
                                                                                   ------------  --------------

Net (decrease) increase in cash                                                         (29,574)        (62,827)

Cash at beginning of period                                                              94,122          64,548
                                                                                   ------------  --------------

Cash at end of period                                                              $     64,548  $        1,721
                                                                                   ============  ==============



SEE INDEPENDENT AUDITOR'S REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                            STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                                                    FOR THE      FOR THE PERIOD
                                                                                  YEAR ENDED       JANUARY 1,
                                                                                 DECEMBER 31,     1996 THROUGH
                                                                                     1995        MARCH 23, 1996
                                                                                 ------------    --------------
                                                                                                   (UNAUDITED)
Reconciliation of net income to net cash provided by
  operating activities:
     Net income                                                                  $    193,714    $       65,080
                                                                                 ------------    --------------
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                                                79,090            18,028
          Increase in cash surrender value                                             (1,116)                -
          (Increase) decrease in current assets:
              Accounts receivable                                                    (244,798)          232,327
              Accounts receivable - employees                                          95,254           (21,777)
              Accounts receivable - other                                               8,576               172
              Prepaid expenses                                                          5,066             7,144
              Inventory                                                               (86,078)           64,276
              Note receivable - stockholder                                            75,936                 -
          Increase (decrease) in current liabilities:
              Accounts payable and accrued expenses                                   222,194          (457,310)
              Commissions payable                                                      54,432            10,823
                                                                                 ------------    --------------

                  Total adjustments                                                   208,556          (146,317)
                                                                                 ------------    --------------

       Net cash provided by (used in) operating activities                       $    402,270    $      (81,237)
                                                                                 ============    ==============

Supplemental data on non-cash activities:

  During 1995, certain employee accounts receivable and notes receivable totalling $54,248 were written off as bad debts. An additional $64,958 was treated as additional compensation. A stockholder receivable in the amount of $75,936 was treated as additional compensation. In March 1995, additional shares of common stock were issued in exchange for notes receivable totaling $245,700.


SEE INDEPENDENT AUDITOR'S REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 1 -  BASIS OF PRESENTATION
          ---------------------

          The accompanying financial statements include the audited financial statements as of December 31, 1995 and the unaudited financial statements as of March 23, 1996. In the opinion of management, all adjustments necessary for a fair presentation as of March 23, 1996 have been included. Operating results for the period January 1, 1996 through March 23, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996 (See Note
          14).

          The statements of income present the proforma effect of federal income taxes as though the Company were taxed as a regular C corporation (See
          Note 13). The proforma federal income tax expense may not be indicative of the actual expense.

NOTE 2 -  NATURE OF BUSINESS
          ------------------

          Enbee Company is a professional advertising specialty counselor that provides specially designed promotional and award items to customers in the United States and Canada.

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

          Allowance for Doubtful Accounts
          -------------------------------

          The Company uses the reserve method for write-off of bad debts. Bad debt expense for 1995 was $68,458, including the bad debt expense incurred for employee receivables. Management has reserved those employee receivables which may not be collectible.

          Federal Income Taxes
          --------------------

          The Company has elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on the Company's taxable income. The Company is subject to the Texas franchise tax.



SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)
          --------------------------------------------------------

          Inventory
          ---------
          Inventory is valued at the lower of cost or market, determined by the first-in, first-out method.

          Property and Equipment
          ----------------------
          Depreciation for vehicles and equipment purchased prior to 1992 are provided principally using accelerated methods. Depreciation for vehicles and equipment purchased after December 31, 1991 is provided using the straight-line method. Depreciation for buildings and improvements is computed on the straight-line method. Estimated useful lives of the assets are as follows:

                  Vehicles                           5 years
                  Equipment                          7 years
                  Office fixtures                   10 years
                  Buildings and improvements        25 years

          Depreciation expense was $79,090 for the year ended December 31, 1995.

          Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are charged to operations. The cost of assets sold or retired and the related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

          Cash and Cash Equivalents
          -------------------------
          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 4 -  FINANCIAL INSTRUMENTS
          ---------------------

          Financial instruments that are exposed to concentration of credit risk include balances at commercial banks, trade accounts receivable, and notes receivable.

          The Company maintains cash accounts at commercial banks located in Houston, Texas. The Company's average collected balances exceed the Federal Deposit Insurance Corporation (FDIC) insured limit of $100,000 by approximately $155,000 and at December 31, 1995 exceeded the FDIC limit by approximately $28,000.

          The Company grants credit to commercial businesses and other customers located in the United States and Canada, but primarily based in Houston, Texas. The receivables are not collateralized.

          The carrying amounts reflected in the balance sheet for cash, receivables, and notes payable approximate the respective fair values due to the short maturities of those instruments.

NOTE 5 -  NOTES RECEIVABLE - EMPLOYEES
          ----------------------------

          During 1994, certain employee and a former employee receivables were converted to notes receivable. The terms of these notes were interest at 10.5%, receivable in 48 monthly payments beginning June 1995 through May 1999, unsecured. During 1995, notes totaling $58,248 were written off as bad debts.

          During 1995, one note with a balance of $6,440 including accrued interest of $612 was renegotiated to be paid in full by March 1996. A new note issued during 1995 totaling $13,500 bears interest at 10% and is receivable in 48 monthly payments beginning April 1996 through March 2000. Estimated annual maturities are as follows:

                            YEAR                 AMOUNT
                            ----                -------
                            1996                $ 8,386
                            1997                  3,166
                            1998                  3,497
                            1999                  3,863
                            2000                  1,028
                                                -------
                           Total                $19,940
                                                =======

SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 6 -  LINES OF CREDIT
          ---------------

          The Company has two revolving loan agreements whereby it can borrow a maximum of $750,000 and $100,000. Advances bear interest at prime rate plus 1.5%. The interest is payable monthly with all accrued and unpaid interest and principal payable in full on May 1, 1996. The loans are secured by accounts receivable, inventory, real estate, assignment of a life insurance policy on the majority stockholder, and the personal guaranty of the majority stockholder.

          The line of credit places restrictions on the Company as to incurring debt, capital expenditures, distributions to shareholders and requires the Company to maintain certain financial ratios. The Company was in compliance with the covenant requirements at December 31, 1995.

NOTE 7 -  COMMITMENTS AND CONTINGENCIES
          -----------------------------

          Leases
          ------
          The Company is leasing a warehouse facility for $1,250 per month expiring April 1996 and an automobile for $736 per month expiring October 1996. Total operating lease expense was $23,832 for the year ended December 31, 1995.

          The Company is leasing computer and telephone equipment under capital leases expiring in 1996. The cost of the equipment at December 31, 1995 was $104,084. Accumulated amortization at December 31, 1995 was $77,292.

          At December 31, 1995, future minimum capital lease payments due in 1996 totalled $26,797 including interest.

          Letter of credit
          ----------------
          The Company has an agreement with its bank to facilitate the purchase of goods by issuing letters of credit to various vendors. The letters of credit are collateralized by inventory. At December 31, 1995, the Company had outstanding letters of credit for $10,000 expiring May 1, 1996.



SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 7 -  COMMITMENTS AND CONTINGENCIES - (CONTINUED)
          -------------------------------------------

          Litigation
          ----------
          The Company is currently involved in litigation incidental to its business. In the opinion of management, the ultimate resolution of such litigation will not have a significant effect on the accompanying financial statements.

NOTE 8 -  RELATED PARTY TRANSACTIONS
          --------------------------

          At December 31, 1994, the Company had a note receivable from the majority stockholder in the amount of $75,936. The note was interest bearing at 4.5% with interest payable annually and a balloon payment on January 2, 1996. During 1995, the note was distributed to the majority stockholder as additional salary.

          The Company had receivables from employees totaling $41,382 as of December 31, 1995. Accounts payable includes $14,583 payable to related parties at December 31, 1995. The related parties are related through common stockholders of each company.

          During 1995, the Company paid $60,000 in consulting fees to a director.

NOTE 9 -  SUBSCRIPTIONS RECEIVABLE
          ------------------------

          On March 1, 1995 additional shares of common stock were issued. The shares were exchanged for $40,300 cash and $245,000 in notes receivable. The notes bear interest at prime plus 2% and are receivable in 60 monthly installments beginning April 1995 through March 2000. Estimated annual collections on the notes receivable are as follows:
                                YEAR                  AMOUNT
                                ----                 --------
                                1996                 $ 42,961
                                1997                   47,460
                                1998                   52,429
                                1999                   57,919
                                2000                   15,404
                                                     --------
                               Total                 $216,173
                                                     ========



SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 10 - EMPLOYEE BENEFIT PLAN
          ---------------------

          The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code covering substantially all employees. The Company did not contribute to the plan during 1995.

NOTE 11 - STOCKHOLDER AGREEMENT
          ---------------------

          The Company entered into an agreement with all stockholders whereby upon the death or permanent incapacity of a stockholder, the Company is obligated to purchase the stockholder's stock at book value. Upon termination of employment of a stockholder, the Company is obligated to purchase the stock at 75% of book value.

NOTE 12 - SUBSEQUENT EVENT
          ----------------

          On March 4, 1996 the shareholders signed a letter of intent to sell all of their stock in Enbee Company to a third party for an amount in excess of book value. The sale is for substantially all of the assets of the Company.

NOTE 13 - PROFORMA EFFECT OF FEDERAL INCOME TAX EXPENSE (UNAUDITED)
          ---------------------------------------------------------

          There are timing differences in the recognition of income and expenses for financial and income tax reporting purposes. The differences arise from the use of different methods of computing depreciation and the timing of recognition of certain payroll expenses and income. The effective rate on income before income taxes was less than the statutory rate of 35% due to the graduated tax rates, and the effect of non-deductible life insurance and entertainment expenses.



SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23,1996 (UNAUDITED)



NOTE 13 - PROFORMA EFFECT OF FEDERAL INCOME TAX EXPENSE (UNAUDITED)-(CONTINUED)
          ---------------------------------------------------------------------

          The following summary reconciles taxes at the federal statutory rate with the effective rate:

                                                       FOR THE YEAR  FOR THE PERIOD
                                                          ENDED      JANUARY 1, 1995
                                                       DECEMBER 31,     THROUGH
                                                          1995       MARCH 23, 1996
                                                       ------------  ---------------
          Federal income taxes at statutory rate       $     67,800     $     22,778

          Tax effect of nondeductible expenses                9,417            1,011

          Tax effect of timing differences                   (9,787)          (2,672)

          Tax effect of graduated rates                      (6,871)            (603)
                                                       ------------     ------------
          Federal income tax expense                   $     60,559     $     20,514
                                                       ============     ============

          The components of federal income tax expense are as follows:

          Current                                      $     58,385     $     42,456
          Deferred                                            2,174          (21,939)
                                                       ------------     ------------
          Federal income tax expense                         60,559     $     20,514
                                                       ============     ============

SEE INDEPENDENT AUDITOR'S REPORT.

                             (CONTINUED NEXT PAGE)

                                 ENBEE COMPANY
                                 HOUSTON, TEXAS

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND MARCH 23, 1996 (UNAUDITED)


NOTE 14 - NOTES TO THE MARCH 23, 1996 UNAUDITED FINANCIAL STATEMENTS
          -----------------------------------------------------------
          (UNAUDITED)
          -----------

          The following information updates the December 31, 1995 Notes to Financial Statements for the period ended March 23, 1996.

          SHAREHOLDERS SALE OF STOCK - Effective March 23, 1996 the stockholders of the Company sold all of the outstanding stock to a third party.

          BAD DEBT EXPENSE - The Company did not incur any bad debt expense for the period ended March 23, 1996.

          DEPRECIATION EXPENSE - Depreciation expense for the period ended March 23, 1996 was $18,028.

          NOTES RECEIVABLE EMPLOYEE - During the period ended March 23, 1996 all employee notes receivable were charged off as employee compensation.

          LINES OF CREDIT - The lines of credit were fully paid prior to March 23, 1996.

          LEASES - Total expenses for operating leases for the period ended March 23, 1996 was $2,208. The cost of equipment under capital lease at March 23, 1996 was $104,084 and amortization was $82,517. Total future minimum capital lease payments of $22,693 are due in 1996.

          LETTERS OF CREDIT - The Company had outstanding letters of credit in the amount of $10,000 at March 23, 1996 expiring in May 1996. The letters of credit were retired in April 1996.

          RELATED PARTY TRANSACTIONS - The Company paid $15,000 in consulting fees to a director for the period ended March 23, 1996. The Company had $63,159 in employee receivables as of March 23, 1996.

          EMPLOYEE BENEFIT PLAN - The Company did not contribute to the plan during the period ended March 23, 1996.



SEE INDEPENDENT AUDITOR'S REPORT.

                       [LETTERHEAD OF KPMG APPEARS HERE]


AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheet of Miller Stationers Ltd. as at January 31, 1996 and the consolidated statements of earnings and retained earnings and changes in financial position for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 1996 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles.

/s/ KPMG

Chartered Accountants


Edmonton, Canada
April 4, 1996

MILLER STATIONERS LTD.
Consolidated Balance Sheet

January 31, 1996, with comparative figures for 1995

- --------------------------------------------------------------------------------
                                                           1996         1995
- -------------------------------------------------------------------------------

ASSETS

Current assets:
  Accounts receivable (note 11)                         $ 4,073,375  $ 3,785,627
  Inventory                                               3,099,259    3,127,427
  Prepaid expenses                                          102,549       77,717
- --------------------------------------------------------------------------------
                                                          7,275,183    6,990,771

Investments (note 2)                                        869,936    1,390,272
Deferred financing costs (note 3)                                 -       57,553

Property and equipment (note 4):
  Land, buildings and equipment                          18,755,639   18,776,571
  Accumulated amortization                                8,404,867    7,881,889
- --------------------------------------------------------------------------------
                                                         10,350,772   10,894,682

- --------------------------------------------------------------------------------
                                                        $18,495,891  $19,333,278
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank indebtedness (note 5)                            $   573,394  $ 1,290,388
  Accounts payable and accrued liabilities (note 11)      2,343,763    3,304,671
  Income taxes payable                                      495,058       10,464
  Principal due within one year on long-term debt           384,043      386,685
  Principal due within one year on capital leases           122,352      137,768
- --------------------------------------------------------------------------------
                                                          3,918,610    5,129,976

Long-term debt (note 6)                                   9,456,097   10,050,633

Obligations under capital leases (note 7)                   207,250      334,239

Advances from shareholders (note 8)                         572,819      376,701

Deferred income taxes                                       391,969      318,009

Shareholders' equity:
  Share capital (note 9)                                    771,873      771,873
  Retained earnings                                       3,177,273    2,351,847
- --------------------------------------------------------------------------------
                                                          3,949,146    3,123,720

Commitments and contingency (note 13)
Subsequent events (notes 13 and 14)
- --------------------------------------------------------------------------------
                                                        $18,495,891  $19,333,278
================================================================================

See accompanying notes to consolidated financial statements.

MILLER STATIONERS LTD.
Consolidated Statement of Earnings and Retained Earnings

Year ended January 31, 1996, with comparative figures for 1995

- -----------------------------------------------------------------------
                                                  1996          1995
- -----------------------------------------------------------------------

Sales                                         $33,077,005   $30,118,257
Cost of goods sold                             23,755,461    21,864,867
- -----------------------------------------------------------------------
                                                9,321,544     8,253,390

Expenses:
  Warehouse and delivery                        2,503,551     2,585,290
  Selling                                       2,702,037     2,768,879
  General and administrative                    2,149,541     1,970,131
  Building occupancy costs                      1,044,570       961,951
  Amortization                                    175,965       175,808
  Interest on non-current indebtedness             69,432        69,797
  Purchase discounts and rebates                 (936,325)     (658,372)
- -----------------------------------------------------------------------
                                                7,708,771     7,873,484

- -----------------------------------------------------------------------

Earnings from operations                        1,612,773       379,906

Other income (expense):
  Loss from building operations
   including amortization (note 10)              (330,982)     (512,507)
  Share in income of affiliated companies         107,159       114,890
  Gain on sale of investment                        4,316             -
  Amortization of goodwill                        (36,170)      (36,170)
  Income from property net of amortization
   of $13,950 (1995 - $14,685)                     44,597        47,560
- -----------------------------------------------------------------------
                                                 (211,080)     (386,227)

- -----------------------------------------------------------------------
Earnings (loss) before income taxes             1,401,693        (6,321)

Income taxes:
  Current                                         502,307        10,458
  Deferred (reduction)                             73,960       (16,654)
- -----------------------------------------------------------------------
                                                  576,267        (6,196)

- -----------------------------------------------------------------------
Net earnings (loss)                               825,426          (125)

Retained earnings, beginning of year            2,351,847     2,351,972

- -----------------------------------------------------------------------
Retained earnings, end of year                $ 3,177,273   $ 2,351,847
=======================================================================

See accompanying notes to consolidated financial statements.

MILLER STATIONERS LTD.
Consolidated Statement of Changes in Financial Position

Year ended January 31, 1996, with comparative figures for 1995

- ----------------------------------------------------------------------------------
                                                             1996         1995
- ----------------------------------------------------------------------------------

Cash provided by (used in):

Operations:
  Net earnings (loss)                                     $  825,426   $     (125)
  Items which do not involve cash:
     Loss (gain) on disposal of property and equipment        (2,751)       1,966
     Amortization of property and equipment                  568,003      586,283
     Amortization of deferred financing costs                 57,553       57,553
     Deferred income tax (reduction)                          73,960      (16,654)
     Share in income of affiliated companies                (107,159)    (114,890)
     Gain on sale of investments                              (4,316)           -
     Amortization of goodwill                                 36,170       36,170
  Change in non-cash operating working capital              (760,726)      39,720
- ----------------------------------------------------------------------------------
                                                             686,160      590,023

Financing:
  Increase in long-term debt                                       -      193,607
  Increase (decrease) in advances from shareholders          196,118     (157,453)
  Repayment of long-term debt                               (597,178)    (420,636)
  Increase in obligations under capital lease                      -      161,939
  Payment of capital leases                                 (142,405)    (111,355)
- ----------------------------------------------------------------------------------
                                                            (543,465)    (333,898)

Investments:
  Purchase of investment                                      (3,937)           -
  Proceeds on sale of investment                             440,565            -
  Net decrease (increase) in investments                      84,013      (19,542)
  Dividends received from equity investment                   75,000            -
  Proceeds on disposal of property and equipment              17,450        1,028
  Additions to property and equipment                        (38,792)    (305,723)
- ----------------------------------------------------------------------------------
                                                             574,299     (324,237)

- ----------------------------------------------------------------------------------
Decrease (increase) in bank indebtedness                     716,994      (68,112)

Bank indebtedness, beginning of year                       1,290,388    1,222,276

- ----------------------------------------------------------------------------------
Bank indebtedness, end of year                            $  573,394   $1,290,388
==================================================================================

See accompanying notes to consolidated financial statements.

MILLER STATIONERS LTD.
Notes to Consolidated Financial Statements

Year ended January 31, 1996
- --------------------------------------------------------------------------------

    The Company is a private company incorporated under the Business Corporations Act of Alberta and operates under the trade name of Miller Office Group. Its principal business activities include the sale of stationery supplies and office furniture.


1.  SIGNIFICANT ACCOUNTING POLICIES:

    (a)  Basis of consolidation:

         These consolidated financial statements include the accounts of Miller Furniture Finance Ltd., a wholly-owned subsidiary company. Significant intercompany transactions and balances have been eliminated.

    (b)  Investments:

         The Company's investments in its affiliated companies are accounted for in the accompanying financial statements by the equity method under which such investments initially are recorded at cost, the carrying value of the investments is increased to recognize the Company's proportionate share of the increases in the underlying net book equity of the subsidiary companies subsequent to the respective dates of the investments therein, and the Company's share of the net earnings of the subsidiary companies is included in the determination of the net earnings of the Company.

         Goodwill arose on the acquisition of an affiliated company. It represents the portion of the purchase price in excess of the fair market value of the identifiable net assets acquired and is being amortized on the straight-line basis over a period of 10 years.

    (c)  Inventory:

         Inventory has been valued at the lower of cost and net realizable value.

    (d)  Property and equipment:

         Property and equipment are stated at cost. Amortization is provided over the estimated useful lives of the assets. The following methods and annual rates are used:

         Asset                                 Basis      Rate
         -----------------------------------------------------
         -----------------------------------------------------
         Building                  Declining balance        5%
         Equipment and fixtures    Declining balance       20%
         Automotive equipment      Declining balance       30%
         Computer hardware         Declining balance       30%
         Computer software             Straight-line   5 Years
         Leasehold improvements        Straight-line   8 Years
         -----------------------------------------------------

MILLER STATIONERS LTD.
Notes to Consolidated Financial Statements, continued

Year ended January 31, 1996
- -------------------------------------------------------------------------------

1.  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

    (e)    Deferred financing costs:

           Deferred financing costs are amortized over a five year period using the straight-line method.

2.  INVESTMENTS:

    -----------------------------------------------------------------------------------
                                                                   1996        1995
    -----------------------------------------------------------------------------------
    Affiliated companies, at equity:
     Menzies Printers Ltd. (50% owned):
      Common shares                                              $500,000   $  500,000
      Amortization of goodwill                                    (72,340)     (36,170)
      Share of undistributed earnings                             241,169      237,265
    -----------------------------------------------------------------------------------
                                                                  668,829      701,095

     Premier Envelope Ltd. (38% owned):
      Common shares                                                     -          418
      Cash advances and management fee receivable                       -       90,240
      Share of undistributed earnings                                   -      435,831
    -----------------------------------------------------------------------------------
                                                                        -      526,489

     Creative Paper and Office Supplies Ltd. (49% owned):
      Common shares                                                    49           49
      Cash advances and management fee receivable                  90,929       84,701
      Share of undistributed earnings                              65,758       37,503
    -----------------------------------------------------------------------------------
                                                                  156,736      122,253
    Other investments, at cost:
     Gold Leaf Office Products Ltd. (9.1% owned):
      Common shares                                                   100          100

     S-Marque Inc.                                                  3,936            -

     Centre Club                                                    7,000        7,000

     Nu Gold Technology                                            33,335       33,335

    -----------------------------------------------------------------------------------
                                                                 $869,936   $1,390,272
    ===================================================================================

  Cash advances to affiliated companies and Gold Leaf Office Products Ltd. bear interest at prime plus 1% and are without specific terms of repayment. The cash advances will not be materially reduced during the next fiscal year and accordingly, they have been excluded from current assets.

MILLER STATIONERS LTD.
Notes to Consolidted Financial Statements, continued

Year ended January 31, 1996

- -------------------------------------------------------------------------------------------------------
3.     DEFERRED FINANCING COSTS:
       -------------------------------------------------------------------------------------------------
                                                                                  1996              1995
       -------------------------------------------------------------------------------------------------

       Cost                                                                   $  288,959      $  288,959
       Accumulated amortization                                                  288,959         231,406
       --------------------------------------------------------------------------------------------------
                                                                              $     -         $   57,553
       ==================================================================================================

4.     PROPERTY AND EQUIPMENT:
       -------------------------------------------------------------------------------------------------
                                                                                 1996               1995
       -------------------------------------------------------------------------------------------------
                                                       Accumulated           Net book           Net book
                                      Cost            amortization              value              value
       -------------------------------------------------------------------------------------------------
       105 Street Building:
           Land                 $   147,689         $       -              $  147,689         $  147,689
           Building                 832,144              567,088              265,056            279,006
           ---------------------------------------------------------------------------------------------
                                    979,833              567,088              412,745            426,695

        Miller Building:
           Land                   2,252,273                  -              2,252,273          2,252,273
           Building              13,039,952            5,854,377            7,185,575          7,561,764
           ---------------------------------------------------------------------------------------------
                                 15,292,225            5,854,377            9,437,848          9,814,037

         Computer hardware
           and software             696,826              536,935              159,891            193,780

         Equipment and
           fixtures                 896,786              706,440              190,346            247,304

         Automotive
           equipment                648,751              498,809              149,942            212,866

        Leasehold
           improvements             241,218              241,218                 -                 -
        ------------------------------------------------------------------------------------------------
                                $18,755,639          $ 8,404,867           $10,350,772       $10,894,682
        ================================================================================================

5.     BANK INDEBTEDNESS:

       Bank operating loans and bank overdrafts bear interest at the bank prime rate plus 1% and are due on demand. They are secured by an assignment of accounts receivable and inventory, a

MILLER STATIONERS LTD.
Notes to Consolidated Financial Statements, continued

Year ended January 31, 1996
- -------------------------------------------------------------------------------

      general floating charge over all assets of the Company and an assignment of a life insurance policy on a major shareholder.

MILLER STATIONERS LTD.
Notes to Consolidated Financial Statements, continued

Year ended January 31, 1996

- --------------------------------------------------------------------------------
6.   LONG-TERM DEBT:
     ---------------------------------------------------------------------------
                                                             1996          1995
     --------------------------------------------------------------------------
     Mortgage payable bearing interest at 11.375%
       compounded semi-annually, requiring monthly
       payments of principal and interest of $69,188,
       due January 31, 2002.  Secured by a first
       mortgage on the Miller Building                 $ 6,734,853   $ 6,811,852


    Roynat loan A bearing interest at 10.75%,
      requiring monthly payments of principal and
      interest of $24,777, due January 15, 2004          1,601,279     1,719,465


    Roynat loan B bearing interest at the average
      cost of short-term funds plus 1.75% payable
      monthly together with a monthly principal
      payment of $13,875, due December 15, 2003          1,334,000     1,500,500


    Notes payable to employees, former employees and
      former shareholders, bearing interest at prime
      plus 1%, no fixed terms of repayment, unsecured      170,008       230,501


    Note payable in semi-annual principal instalments
      of $12,500 plus interest at 12%                         -          175,000
    ----------------------------------------------------------------------------
                                                         9,840,140    10,437,318

    Less principal included in current liabilities         384,043       386,685

    ----------------------------------------------------------------------------
                                                       $ 9,456,097   $10,050,633
    ============================================================================

    Both Roynat loans are secured by a second mortgage on the Miller Building, a first mortgage on the 105 Street Building, a second charge on specific assets and a pledge of the shareholdings of the controlling shareholder in the capital stock of the Company to a maximum of $4,000,000.

    Principal repayments due within each of the next five years on long-term debt are approximately as follows:
    ---------------------------------------------------------------------------
    1997                                                               $384,043
    1998                                                                408,962
    1999                                                                436,737
    2000                                                                467,695
    2001                                                                502,200
    ---------------------------------------------------------------------------

MILLER STATIONERS LTD.
Notes to Consolidated Financial Statements, continued

Year ended January 31, 1996

- -------------------------------------------------------------------------------

7.  OBLIGATIONS UNDER CAPITAL LEASES:

    The Company leases several vehicles, a computer and a telephone system that may be purchased for nominal amounts on expiration of the leases. The expiry of the leases range from June, 1996 to September, 1999. The delivery vehicles, main computer and telephone system with a total approximate cost of $782,000 (1995 - $887,000) and an approximate net book value of $284,000 (1995- $409,000) are included in property and equipment.


    Future minimum lease payments required under the capital leases at January 31, 1996 are as follows:

    ---------------------------------------------------------------------------
    1997                                                             $ 154,324
    1998                                                               141,244
    1999                                                                60,737
    2000                                                                30,191
    ---------------------------------------------------------------------------
                                                                       386,496

    Less amounts representing interest at
      rates of 7.7% to 14.5%                                           (56,894)

    ---------------------------------------------------------------------------

    Present value of net minimum lease payments                        329,602

    Less portion included in current liabilities                      (122,352)

    ---------------------------------------------------------------------------
                                                                     $ 207,250
    ---------------------------------------------------------------------------

8.  ADVANCES FROM SHAREHOLDERS:

    The advances from shareholders bear interest at the bank prime rate plus 1%. There are no specified repayment terms except in the event a shareholder is no longer employed by the Company. Upon termination of a shareholder's employment, repayments commence within thirty days and continue on an annual basis for a further six years. Although the advances are of a demand nature, the shareholders have agreed that the balance will not be materially reduced during the next fiscal year and accordingly, the advances have been excluded from current liabilities.

MILLER STATIONERS LTD.
Notes to consolidated Financial Statements, continued

Year ended January 31, 1996

- ------------------------------------------------------------------------------------------------------------------------------------

9.   SHARE CAPITAL:
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                          1996                   1995
     -------------------------------------------------------------------------------------------------------------------------------

     Authorized:
        10,000  Common voting shares
        90,000  Class A non-voting shares
                An unlimited number of Class B voting shares
                An unlimited number of Class C non-voting shares
                An unlimited number of redeemable, retractable
                  Class D preferred shares

     Issued and outstanding:
         2,604  Common shares                                                            $    521               $    521
        11,635  Class A shares                                                              2,327                  2,327
         2,396  Class B shares                                                             59,900                 59,900
        28,365  Class C shares                                                            709,125                709,125
     ------------------------------------------------------------------------------------------------------------------------------
                                                                                         $771,873               $771,873
     ==============================================================================================================================

10. MILLER BUILDING OPERATIONS:

    The building operations are summarized as follows:

    -------------------------------------------------------------------------------------------------------------------------------
                                                                                          1996                   1995
    -------------------------------------------------------------------------------------------------------------------------------

    Rental revenue:
        Miller Office Group, internal                                                  $  684,885             $  626,244
        Tenants, external                                                                 536,291                524,354
    ------------------------------------------------------------------------------------------------------------------------------
                                                                                        1,221,176              1,150,598

    Expenses:
        Financing costs of related long-term debt                                       1,169,535              1,172,654
        Maintenance                                                                       468,023                501,605
        Property taxes                                                                    288,515                331,400
        Amortization of deferred financing costs                                           62,553                 57,553
        Administration                                                                     34,185                 27,705
        Insurance                                                                          28,445                 19,679
        Lease up costs                                                                     22,128                  7,061
        Operating cost recoveries                                                        (899,314)              (850,342)
    ------------------------------------------------------------------------------------------------------------------------------
                                                                                        1,174,070              1,267,315

    ------------------------------------------------------------------------------------------------------------------------------
    Income (loss) before amortization                                                      47,106               (116,717)

    Amortization                                                                          378,088                395,790
    ------------------------------------------------------------------------------------------------------------------------------
    Loss on Miller Building operations                                                 $  330,982             $  512,507

MILLER STATIONERS LTD.
Notes to consolidated Financial Statements, continued

Year ended January 31, 1996

- -------------------------------------------------------------------------------

10. MILLER BUILDING OPERATIONS, CONTINUED:

    Internal rental revenue is recognized as an expense of operations in building occupancy costs in the consolidated statement of earnings.


11. RELATED PARTY TRANSACTIONS:

    (a) Transactions with affiliated and other investee companies:

        ---------------------------------------------------------------------------------------------------------------------------
                                                    Creative      Gold Leaf
                                                   Paper and         Office         Premier        Menzies
                                                      Office       Products       Envelopes       Printers
                                                Supplies Ltd.           Ltd.            Ltd.           Ltd.
        ----------------------------------------------------------------------------------------------------------------------------
        Inventory purchased                      $       --      $ 5,759,733       $ 189,870     $    3,779
        Rebate revenue                                   --          368,664            --             --
        Sales of inventory                            808,626           --              --        1,646,522
        Gross rent received                              --             --            92,955           --
        Data processing fees                             --           12,100            --             --
        Management fees                                10,000           --              --           90,000
        Interest on cash advances                       6,228           --             2,090          1,691
        ============================================================================================================================

        All purchases are made at normal purchase prices. Sales to Menzies
        Printers Ltd. and Creative Paper and Office Supplies Ltd. are at cost plus a mark-up for handling costs.

    (b) Accounts receivable from affiliated and other investee companies:

        ---------------------------------------------------------------------------------------------------------------------------
                                                                                      1996            1995
        ---------------------------------------------------------------------------------------------------------------------------
        Creative Paper and Office Supplies Ltd.                                     $ 80,920       $124,305
        Gold Leaf Office Products Ltd.                                                64,070          1,124
        Menzies Printers Ltd.                                                        119,818        279,987
        ---------------------------------------------------------------------------------------------------------------------------
                                                                                    $264,808       $405,416
        ===========================================================================================================================

    (c) Accounts payable to other investee company,
          Gold Leaf Office Products Ltd.                                            $   --         $822,478
        ===========================================================================================================================

MILLER STATIONERS LTD.
Notes to Consolidated Financial Statements, continued

Year ended January 31, 1996

- --------------------------------------------------------------------------------

12. PENSION PLAN:

    The Company sponsors a defined contribution pension plan which is partially funded by the Company. The plan is available to all employees over age 21 with a minimum of one year's service and is at the option of the employee. As a condition of membership, employees contribute to the pension plan.

    The Company contributes 3.5% of annual pensionable earnings in the case of employees who are shareholders and 2.0% of annual pensionable earnings for all other employees.


13. COMMITMENTS AND CONTINGENCY:

    The Company has agreed to pay $48,000 annually for general consulting services over the next year, and a commission based on specific office supplies sales to a maximum of $54,000 annually over the next two years.

    Miller Stationers Ltd. has issued a letter of credit in the amount of $270,000 in favor of S-Marque Inc. due to expire on November 24, 1996. Subsequent to year end, the letter of credit was increased to $360,000 on March 1, 1996.

    The Company is committed to payments under operating leases for equipment and vehicles through 1999 in the total amount of approximately $97,784. Annual payments are 1997 - $53,787; 1998 - $30,625; and 1999 - $13,373.


14. SUBSEQUENT EVENT:

    Subsequent to the year end, the Company sold its 105 Street property for proceeds of $525,000.


15. COMPARATIVE FIGURES:

    Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

                            MILLER STATIONERS LTD.
                                 BALANCE SHEET
                                  (Unaudited)
                              (CDN$ in thousands)

                                                             May 31,
                                                              1996
                                                          ------------
                            ASSETS
Current assets:
  Receivables, net                                        $    4,089
  Inventories                                                  3,194
  Other current assets                                           195
                                                          ------------
    Total current assets                                       7,478
Property and Equipment, net                                    9,784
Other assets, net                                                907
                                                          ------------
    Total assets                                              18,169
                                                          ============

            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank overdraft                                               1,045
  Accounts payable                                             1,869
  Accrued liabilities                                            456
  Current portion of long-term debt and capital leases           506
                                                          ------------
    Total current liabilities                                  3,876
Capital leases obligations                                       167
Long-term debt                                                 8,660
Deferred income taxes                                            390
Other non-current liabilities                                    600
                                                          ------------
    Total liabilities                                         13,693
Shareholders' equity:
  Capital                                                        772
  Retained earnings                                            3,704
                                                          ------------
    Total shareholders' equity                                 4,476
                                                          ------------
        Total liabilities and shareholders' equity        $   18,169
                                                          ============

                            MILLER STATIONERS LTD.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)
                              (CDN$ in thousands)

                                                      Four Months
                                                         Ended
                                                      May 31, 1996
                                                      ------------
Net sales                                             $     12,143
Cost of sales                                                9,375
                                                      ------------
  Gross profit                                               2,768

Selling, general and administrative expenses                 2,248
                                                      ------------
  Operating profit                                             520

Other income                                                    83
                                                      ------------
  Income before income taxes                                   603
Income tax expense                                              27
                                                      ------------
  Net income                                          $        576
                                                      ============

                            MILLER STATIONERS LTD.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)
                              (CDN$ in thousands)



                                                           Four Months
                                                              Ended
                                                           May 31, 1996
                                                           ------------

Cash Flows From Operating Activities:
  Net Income                                               $        576
  Adjustments to Reconcile Net Income to Net Cash
    From Operating Activities:
    Depreciation                                                    138
    Gain on disposal of property and equipment                      (92)
    Change in non-cash operating working capital                 (1,342)
                                                           ------------
Net Cash Provided From Operating Activities                        (720)
                                                           ------------

Cash Flows From Financing Activities:
  Repayment of long-term debt                                      (272)
  Dividends paid                                                    (49)
  Repayment of capital leases                                       (39)
                                                           ------------
Net Cash Used In Investing Activities                              (360)
                                                           ------------

Cash Flows From Investing Activities:
  Net decrease in investments                                       117
  Proceeds on disposal of property and equipment                    504
  Capital expenditures                                              (11)
                                                           ------------
Net Cash Used In Financing Activities                               610
                                                           ------------
Increase in bank indebtedness                                      (470)
Bank indebtedness at Beginning of Period                           (575)
                                                           ------------

Bank Indebtedness at End of Period                         $     (1,045)
                                                           ============

                            MILLER STATIONERS LTD.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                                  (Unaudited)
                              (CDN$ in thousands)

                                             Retained
                                 Capital     Earnings     Total
                                 ------------------------------
Balance, January 31, 1996        $  772      $  3,177  $  3,949

Dividends paid                                    (49)      (49)

Net income                                        576       576
                                 ------------------------------
Balance, May 31, 1996            $  772      $  3,704  $  4,476
                                 ==============================

                        HOWARD'S OFFICE SUPPLIES, INC.
                                BALANCE SHEETS
                                  (Unaudited)

                                               May 31, 1996   December 31, 1995
                                             ---------------  -----------------
ASSETS

CURRENT ASSETS
Cash                                         $       597,634  $         402,841
Accounts receivable                                  854,086            928,448
Inventories                                          716,536            937,761
Prepaid expenses                                      12,225             21,124
                                             ---------------  -----------------

                       TOTAL CURRENT ASSETS        2,180,481          2,290,174

PROPERTY AND EQUIPMENT-net                         1,042,215          1,046,016

OTHER ASSETS
Deposits                                              13,272             13,272
Origination fees-net                                   2,027              2,062

                                             ---------------  -----------------
                               TOTAL ASSETS        3,237,995          3,351,524
                                             ---------------  -----------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt                     26,667             26,667
Accounts payable, trade                              508,515            520,203
Deferred compensation plan                             8,989             13,389
Accrued rent                                           8,206              8,207
Accrued state and local taxes                         79,622             96,780
Accrued payroll and related taxes                     62,091             74,099
                                             ---------------  -----------------

                 TOTAL CURRENT LIABILITIES           694,090            739,345

LONG-TERM DEBT - net of current portion              240,613            251,724
                                             ---------------  -----------------

                         TOTAL LIABILITIES           934,703            991,069

STOCKHOLDERS' EQUITY
Common stock                                           8,000              8,000
Retained earnings                                  2,295,292          2,352,455
                                             ---------------  -----------------

                TOTAL STOCKHOLDER'S EQUITY         2,303,292          2,360,455
                                             ---------------  -----------------
                     TOTAL LIABILITIES AND
                      STOCKHOLDER'S EQUITY   $     3,237,995  $       3,351,524
                                             ===============  =================

                        HOWARD'S OFFICE SUPPLIES, INC.
                             STATEMENTS OF INCOME
                                  (Unaudited)

                                        Five Months            Year Ended
                                        Ended May 31,          December 31,
                                            1996                   1995
                                       --------------         -------------
NET SALES                              $   4,297,870          $   9,646,916

COST OF GOODS SOLD                         2,962,419              6,548,372
                                       --------------         -------------

                 GROSS MARGIN              1,335,451              3,098,544

OPERATING, SELLING AND
  ADMINISTRATIVE EXPENSES                  1,176,436              2,627,919
                                       --------------         -------------

  INCOME (LOSS)FROM OPERATIONS               159,015                470,625

OTHER INCOME (EXPENSE)
Interest expense                              (9,656)               (31,315)
Interest income                                4,485                    900
Amortization of excess net assets
  acquired over cost thereof                      -                   9,884
Other                                          1,393                  3,343
Gain on sale of assets                           600                  1,659
                                       --------------         -------------
                                              (3,178)               (15,529)
                                       --------------         -------------
                  NET INCOME           $     155,837          $     455,096
                                       ==============         =============

                        HOWARD'S OFFICE SUPPLIES, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (Unaudited)

                                               Retained Earnings
                                        ------------------------------
                                         Accumulated     Accumulated           Total
                         Common          Adjustments     Earnings and      Stockholder's
                          Stock            Account          Profits            Equity
                      -------------     ------------    --------------   ---------------

BALANCES AT
  DECEMBER 31, 1994   $       8,000     $    178,682    $   1,749,477    $    1,936,129

NET INCOME                        -          455,096                -           455,096

DISTRIBUTIONS TO
  STOCKHOLDERS                    -          (30,770)               -           (30,770)
                      -------------     ------------    --------------   ---------------

BALANCES AT
  DECEMBER 31, 1995           8,000          603,008        1,749,447         2,360,455

NET INCOME                        -          155,837                -           155,837

DISTRIBUTIONS TO
  STOCKHOLDERS                    -         (213,000)               -          (213,000)
                      -------------     ------------    --------------   ---------------

BALANCES AT
 MAY 31, 1996         $       8,000     $    545,845    $   1,749,447    $    2,303,292
                      =============     ============    ==============   ===============

                        HOWARD'S OFFICE SUPPLIES, INC.
                           STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                             Five Months Ended         Year Ended
                                                               May 31, 1996          December 31, 1995
                                                               --------------------    ------------------
CASH FLOWS
  FROM OPERATING ACTIVITIES
   Net income                                                 $        155,837        $      455,096
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation                                                       15,273                87,758
     Amortization of loan origination fees                                  35                   312
     Amortization of excess of net assets acquired
       over cost                                                            -                 (9,884)
     Gain on disposal and abandonment
       of property and equipment                                          (600)               (1,659)
   (Increase) decrease in:
     Accounts receivable                                                74,362                (5,009)
     Inventories                                                       221,225               (51,284)
     Prepaid expenses                                                    8,899               (16,785)
   Increase (decrease) in:
     Accounts payable                                                  (11,688)               (1,743)
     Other current liabilities                                         (33,567)               21,647
                                                           -------------------     -----------------
                                         CASH FLOWS PROVIDED
                                     BY OPERATING ACTIVITIES           429,776               478,449

CASH FLOWS
  FROM INVESTING ACTIVITIES
   Purchase of property
      and equipment                                                    (11,472)              (31,255)
   Proceeds from sale of
     property and equipment                                                600                 1,665
                                                           --------------------    -----------------
                                        CASH FLOWS (USED) BY
                                        INVESTING ACTIVITIES           (10,872)              (29,590)

CASH FLOWS
  FROM FINANCING ACTIVITIES
   Proceeds from line-of-credit,net                                       -                 (100,000)
   Principal payment of long-term debt                                 (11,111)              (55,558)
   Distributions to stockholders                                      (213,000)              (30,770)
                                                           -------------------     ------------------

                                        CASH FLOWS (USED) BY
                                        FINANCING ACTIVITIES          (224,111)             (186,328)

INCREASE IN CASH                                                       194,793               262,531
CASH AT BEGINNING OF YEAR                                              402,841               140,310
                                                           -------------------     -----------------

                                         CASH AT END OF YEAR  $        597,634         $     402,841
                                                           ===================     =================
SUPPLEMENTAL DATA
Interest paid during the year                                 $          9,656         $      31,315
                                                           ===================     =================

                         CENTER OFFICE PRODUCTS, INC.


                                 BALANCE SHEET


                                  July 6, 1996
                                  (Unaudited)
                                    _______






                                    ASSETS


Current assets:
   Cash                                              $    55,706
   Trade accounts receivable                             700,448
   Inventories                                           431,390
                                                     -----------

         Total current assets                          1,187,544
                                                     -----------

Furniture and equipment                                  374,835
Less accumulated depreciation                           (244,255)
                                                     -----------

                                                         130,580
                                                     -----------

         Total assets                                $ 1,318,124
                                                     ===========


               LIABILITIES AND RETAINED EARNINGS


Current liabilities:
   Accounts payable                                  $   435,677
   Accrued payroll and benefits                           37,234
   Cash overdraft                                        123,734
   Other accrued liabilities                              11,477
                                                     -----------

                  Total current liabilities              608,122
                                                     -----------

Retained earnings                                        710,002
                                                     -----------

         Total liabilities and
         retained earnings                           $ 1,318,124
                                                     ===========




   The accompanying notes are an integral part of these financial statements.

                          CENTER OFFICE PRODUCTS, INC.


                            STATEMENT OF OPERATIONS


                      for the 12 months ended July 6, 1996
                                  (Unaudited)
                                    _______






Net sales                                         $   6,457,769
Cost of sales                                         4,452,749
                                                  -------------

         Gross profit                                 2,005,020

Warehouse operating and selling expenses              1,281,503
Corporate general and administrative expenses           510,044
                                                  -------------

         Operating profit                               213,473

Other income                                              1,213
                                                  -------------

         Net income before
         pro forma income taxes                         214,686

Pro forma income taxes                                   82,815
                                                  -------------

Pro forma net income                              $     131,871
                                                  =============




   The accompanying notes are an integral part of these financial statements.

                          CENTER OFFICE PRODUCTS, INC.


                            STATEMENT OF CASH FLOWS


                      for the 12 months ended July 6, 1996
                                  (Unaudited)
                                    _______





Cash flows from operating activities:
  Net income before pro forma income taxes        $   214,686
  Adjustments to reconcile net income to
   net cash used in operating activities:
     Depreciation                                      46,822
     Changes in assets and liabilities:
       Accounts receivable                           (168,882)
       Inventory                                     (118,541)
       Accounts payable                               (12,298)
       Accrued liabilities                              3,544
                                                  -----------
         Net cash used in
           operating activities                       (34,669)
                                                  -----------
Cash flows from investing activities:
     Payments for furniture and equipment             (63,453)
                                                  -----------
         Net cash used in investing activities        (63,453)
                                                  -----------
Cash flows from financing activities:
  Increase in cash overdraft                          123,734
                                                  -----------
         Net cash provided by financing
          activities                                  123,734
                                                  -----------
         Net increase in cash                          25,612

Cash, beginning of period                              30,094
                                                  -----------
Cash, end of period                               $    55,706
                                                  ===========




   The accompanying notes are an integral part of these financial statements.

                          CENTER OFFICE PRODUCTS, INC.


                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)
                                  -----------



1. Basis of Presentation:
   ---------------------


  Center Office Products, Inc. (the "Company") was acquired by a subsidiary of Corporate Express, Inc. at the close of business on July 7, 1996. The accompanying financial statements are presented on an historical cost basis.


  The accompanying financial statements for the 12 months ended July 6, 1996 have been prepared as if the Company had operated as an independent stand-alone entity. These financial statements include certain defined assets, liabilities, revenues and expenses of the operations which were acquired by Corporate Express, Inc.


  The Company markets office supplies and provides printing services to large and small businesses.



2. Summary of Significant Accounting Policies:
   ------------------------------------------


  Revenue Recognition:


    The Company recognizes revenue upon shipment.


  Inventories:


    Inventories consist of finished goods. Inventories are primarily valued at the lower of first-in, first-out (FIFO) cost or market.


  Furniture and Equipment:


    Furniture and equipment are stated at cost. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, generally over five years.


  Impairment of Long-Lived Assets:


    The Company assesses the recoverability of long-lived assets by comparing their carrying amounts with the replacement value. If the carrying amounts exceed the replacement value, the assets are written down to their fair value.


  Use of Estimates in the Preparation of Financial Statements:


    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          CENTER OFFICE PRODUCTS, INC.


                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)
                                  -----------




2.  Summary of Significant Accounting Policies, continued:
    ------------------------------------------


  Income Taxes:


    The stockholders have elected to be taxed individually on the income of the Company as provided under Subchapter S of the Internal Revenue Code. Accordingly, the provision has been made for income taxes on a pro forma basis in the accompanying financial statements.



3. Commitments and Contingencies:
   -----------------------------


  The Company leases certain equipment under noncancelable operating lease agreements which expire at various dates through 2001. Rent expense was $23,575 for 1996. The approximate future minimum lease payments under these leases as of July 7, 1996 are as follows:

                                 1997     $ 43,000
                                 1998       40,000
                                 1999       38,000
                                 2000       38,000
                                 2001       19,000



4. Employee Benefit Plans:
   ----------------------


  The Company maintains a retirement plan which is qualified under section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company matching and profit-sharing contributions may be made at the discretion of the Board of Directors.


  The Company made no contributions to the Plan for the 12 months ended July 6, 1996.


  The Company does not offer other post-employment or post-retirement benefits.



5. Related Party:
   -------------


  The Company will lease certain office facilities under a noncancelable operating lease agreement from a related party which expires in 1998. The annual lease payment for 1997 and 1998 will be $80,520.

                          CENTER OFFICE PRODUCTS, INC.


                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)
                                  -----------




6. Pro Forma Income Taxes:
   ----------------------


  The components of the pro forma provision for income taxes at July 6, 1996 are as follows:

                        Federal         $   69,522
                        State               13,293

                                        $   82,815
                                        ----------


  The effective income tax rate on income before pro forma income taxes differed from the U.S. federal statutory rate as of July 6, 1996 for the following reasons:


                U.S. federal statutory rate    35%
                State and local taxes           4
                                           ------
                                               39%
                                           ======

                          LASER PERFECT PRODUCTS INC.

                                 BALANCE SHEET


                                 June 30, 1996

                                  (Unaudited)
                                    _______



                                    ASSETS
Current assets:
 Cash and cash equivalents                                                                    $          --
 Trade accounts receivable, net of allowance for doubtful accounts of $3,500                        754,464
 Inventories                                                                                        707,136
 Other current assets                                                                                13,807
                                                                                              -------------
    Total current assets                                                                          1,475,407
                                                                                              -------------
Plant and equipment, net:
 Leasehold improvements                                                                              54,520
 Furniture and equipment                                                                            206,149
                                                                                              -------------

                                                                                                    260,669
 Less accumulated depreciation                                                                      158,263
                                                                                              -------------

    Total plant and equipment                                                                       102,406
                                                                                              -------------
Other assets, net                                                                                     3,940
                                                                                              -------------
    Total assets                                                                              $   1,581,753
                                                                                              =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Cash overdraft                                                                               $     121,953
 Accounts payable                                                                                   811,303
 Accrued payroll and benefits                                                                        44,905
 Other accrued liabilities                                                                           77,117
 Loans from officers                                                                                 52,818
                                                                                              -------------
    Total current liabilities                                                                     1,108,096
                                                                                              -------------
Commitments and contingencies

Stockholders' equity:
 Common stock, no par value, 2,000 shares authorized;
   400 shares issued and outstanding                                                                 50,000
                                                                                              -------------
Retained earnings                                                                                   423,657
                                                                                              -------------
    Total liabilities and stockholders' equity                                               $   1,581,753
                                                                                              =============

   The accompanying notes are an integral part of these financial statements.

                         LASER PERFECT PRODUCTS, INC.


                            STATEMENT OF OPERATIONS


                     for the 12 months ended June 30, 1996

                                  (Unaudited)
                                    _______




Net sales                                                          $ 10,261,966
Cost of sales                                                         8,371,526
                                                                   ------------

    Gross profit                                                      1,890,440

Warehouse operating and selling expenses                              1,020,110
Corporate general and administrative expenses                           464,425
                                                                   ------------

    Operating profit                                                    405,905


Interest expense, net                                                    19,046

Other income                                                                589
                                                                   ------------

    Income before income taxes                                          387,448

Income tax expense                                                       19,083
                                                                   ------------

Net income before pro forma income taxes                                368,365

Pro forma income tax expense                                            138,030
                                                                   ------------
Pro forma net income                                               $    230,335
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                         LASER PERFECT PRODUCTS , INC.


                            STATEMENT OF CASH FLOWS


                     for the 12 months ended June 30, 1996

                                  (Unaudited)
                                    _______

Cash flows from operating activities:
 Net income before pro forma income taxes                           $   368,365
 Adjustments to reconcile net income to net cash provided
  by operating activities:
   Depreciation and amortization                                         27,591
   Changes in assets and liabilities:
     (Increase) in accounts receivable                                 (163,671)
     Decrease in inventory                                              331,839
     (Increase) in prepaid expenses and other assets                     (8,221)
     Increase in accounts payable                                        89,237
     Decrease in accrued liabilities                                   (124,378)
                                                                    -----------
       Net cash provided by operating activities                        520,762
                                                                    -----------

Cash flows from investing activities:
 Payment for plant and equipment                                        (51,377)
                                                                    -----------
       Net cash used in investing activities                            (51,377)
                                                                    -----------
Cash flows from financing activities:
 Repayment of line of credit                                           (275,000)
 Proceeds from officers                                                  68,224
 Repayment to officers                                                  (93,037)
 Distributions to stockholders                                         (312,140)
                                                                    -----------
       Net cash provided by financing activities                       (611,953)
                                                                    -----------
       Net decrease in cash                                            (142,568)

Cash and cash equivalents, beginning of period                           20,615
                                                                    -----------

Cash overdraft, end of period                                       $  (121,953)
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                         LASER PERFECT PRODUCTS, INC.


                       STATEMENT OF STOCKHOLDERS' EQUITY


                     for the 12 months ended June 30, 1996

                                  (Unaudited)
                                    _______



                                         Common Stock
                                      ------------------    Retained
                                      Shares      Amount    Earnings
                                      ------      ------    ---------



Balance, June 30, 1995                   400    $ 50,000    $  367,432


Distributions to stockholders             --          --      (312,140)


Net income before pro forma income
  taxes, June 30, 1996                    --          --       368,365
                                     -------    --------    ----------

Balance, June 30, 1996                   400    $ 50,000    $  423,657
                                     =======    ========    ==========




   The accompanying notes are an integral part of these financial statements.

                         LASER PERFECT PRODUCTS, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)
                                    _______


1. Basis of Presentation:
   ---------------------


  Laser Perfect Products, Inc. Commercial division was acquired by a subsidiary of Corporate Express, Inc. at the close of business of July 7, 1996. The accompanying financial statements are presented on an historical cost basis.


  The accompanying financial statements for the 12 months ended June 30, 1996 have been prepared as if the Laser Perfect division had operated as an independent stand-alone entity. These financial statements include certain defined assets, liabilities, revenues and expenses of the operations which comprised the Laser Perfect division and were acquired by Corporate Express, Inc.


  The Company markets office supplies to large and small businesses and provides support for janitorial and coffee service.



2. Summary of Significant Accounting Policies:
   ------------------------------------------

  Cash and Cash Equivalents:


    Cash and cash equivalents include highly liquid investments with original maturates of three months or less. As of June 30, 1996, cash was held on deposit at one federally insured financial institution. The fair market value of cash and cash equivalents approximates book value.


  Inventories


    Inventory consists of finished goods. Inventories are primarily valued at the lower of first-in, first-out (FIFO) cost or market.


  Plant and Equipment:


    Plant and equipment are stated at cost. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years.


  Impairment of Long-Lived Assets:


    The Company assesses the recoverability of long-lived assets by comparing their carrying amounts with the replacement value. If the carrying amounts exceed the replacement value, the assets are written down to their fair value.

                         LASER PERFECT PRODUCTS, INC.

                                  (Unaudited)
                                    _______


2.  Summary of Significant Accounting Policies, continued:
    ------------------------------------------


  Accounting for Income Taxes:


    The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of S corporations are taxed on their proportionate share of the Company's taxable income. Therefore, the provision for federal income taxes has been included in these financial statements on a pro forma basis.


  Use of Estimates in the Preparation of Financial Statements:


    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



3. Property, Plant and Equipment:
   -----------------------------


  The major classes of property, plant and equipment at June 30, 1996 are as follows:

                                                       Asset
                                                       Life
                                                      -------

    Furniture and fixtures         $   177,599          5 - 7
    Office equipment                    22,837          5 - 7
    Leasehold improvements              54,520         10 - 20
    Software                             5,713
                                   -----------

                                       260,669
    Less accumulated depreciation      158,263
                                   -----------

                                   $   102,406
                                   ===========

  Depreciation expense was $27,591 for 1996.

                         LASER PERFECT PRODUCTS , INC.

                                  (Unaudited)
                                    _______


4. Commitments and Contingencies:
   -----------------------------


  The Company leases certain office facilities, vehicles and equipment under noncancelable operating lease agreements which expire at various dates through 1997. Rent expense was $71,845 for 1996. The approximate future minimum lease payments under these leases as of June 30, 1996 are as follows:

           Year              Amount
           ------------      ------
           1996            $ 63,960
           1997              21,320
           1998                  --
           1999                  --
           2000                  --
           Thereafter            --
                           --------
                           $ 85,280
                            ========


  The Company has a $500,000 line-of-credit from a bank with interest at prime plus .75%. This note is collateralized with all business assets. The note is also personally guaranteed by the stockholders of the corporation. The availability at June 30, 1996 was $500,000.



5. Pro Forma Income Taxes:
   ----------------------


  The components of the pro forma provision for income taxes at June 30, 1996 are as follows:

                   Federal         $   118,657
                   State                38,456
                                   -----------
                                   $   157,113
                                   ===========


  The effective income tax rate on income before pro forma income taxes differed from the U.S. federal statutory rate as of June 30, 1996 for the following reasons:

                U.S. federal statutory rate         35%
                State and local taxes                6
                                                 -----
                                                    41%
                                                 =====

6. Subsequent Event:
   ----------------


  The stock of the Company was acquired by Corporate Express on July 7, 1996.

                               CONTENTS



                                                             Pages
                                                            -------

    Independent Auditor's Report                               1



    Balance Sheets                                             2



    Statements of Income and Retained
    Earnings                                                   3



    Statements of Cash Flows                                   4



    Notes to Financial Statements                          5 - 11

                         INDEPENDENT AUDITOR'S REPORT



           Stockholders
           Forms and Supplies, Inc.
           Memphis, Tennessee


           We have audited the accompanying balance sheet of Forms and Supplies, Inc. as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the year ended December 31, 1994, were audited by other auditors whose report, dated February 17, 1995, expressed an unqualified opinion on those statements.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Forms and Supplies, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                     /s/ Horne CPA Group


           Jackson, Mississippi
           February 21, 1996

                           FORMS AND SUPPLIES, INC.
                                Balance Sheets
                          December 31, 1995 and 1994


                                    Assets


                                                             1995        1994
                                                          ----------  ----------
Current Assets
  Cash                                                   $    9,945  $   17,330
  Trade accounts receivable, less
   allowance for doubtful accounts
   of $12,000 and $11,000                                 2,931,799   2,458,850
  Inventory                                                 903,532     937,022
  Other receivables                                          45,757      48,570
  Prepaid expenses                                           31,661      36,788
  Deferred income taxes (Note 5)                             14,916           -
  Refundable income taxes                                    49,179       6,000
                                                         ----------  ----------

     Total Current Assets                                 3,986,789   3,504,560
                                                         ----------  ----------

Property and Equipment, Net (Note 2)                        607,565     451,098
                                                         ----------  ----------

Other Assets
  Goodwill, net of accumulated
   amortization of $52,952 at
   December 31, 1995 (Note 6)                             1,308,671           -
  Receivables from stockholders and employees                49,363      57,591
  Other                                                      48,226      52,555
  Deferred income taxes (Note 5)                                  -      24,596
                                                         ----------  ----------






     Total Other Assets                                   1,406,260     134,742
                                                         ----------  ----------

     Total Assets                                        $6,000,614  $4,090,400
                                                         ==========  ==========




     See accompanying notes.

                     Liabilities and Stockholders' Equity

                                                         1995        1994
                                                      ----------  ----------
Current Liabilities
  Book overdraft in bank accounts                     $  663,530  $  612,968
  Line of credit (Note 3)                                      -   1,219,610
  Current portion of long-term debt (Note 3)             237,546      38,873
  Accounts payable                                     1,031,280   1,079,714
  Accrued expenses                                       580,353     549,085
                                                      ----------  ----------


     Total Current Liabilities                         2,512,709   3,500,250
                                                      ----------  ----------

Long-Term Debt, Less Current Portion (Note 3)          2,851,781      66,809
                                                      ----------  ----------

Deferred Lease Obligation                                 48,741      51,422
                                                      ----------  ----------

Deferred Income Taxes (Note 5)                            20,354           -
                                                      ----------  ----------

Commitments and Contingencies (Note 4)

Stockholders' Equity
  Common stock, no par value, 1,000 shares
    authorized, issued and outstanding                    10,000      10,000
  Additional paid-in capital                              92,553      92,553
  Retained earnings                                      464,476     369,366
                                                      ----------  ----------

     Total Stockholders' Equity                          567,029     471,919
                                                      ----------  ----------
     Total Liabilities and
      Stockholders' Equity                            $6,000,614  $4,090,400
                                                      ==========  ==========


                           FORMS AND SUPPLIES, INC.
                  Statements of Income and Retained Earnings
                    Years Ended December 31, 1995 and 1994



                                              1995          1994
                                          ------------  ------------

Net Sales                                 $24,724,258   $22,008,586

Cost of Goods Sold                         16,858,439    15,314,679
                                          -----------   -----------

     Gross Profit                           7,865,819     6,693,907

Selling, General and Administrative         7,429,345     6,596,852
 Expenses                                 -----------   -----------

     Operating Income                         436,474        97,055
                                          -----------   -----------

Other (Income) Expense
  Interest                                    311,802       178,171
  Other, net                                  (21,618)      (71,965)
                                          -----------   -----------

     Total Other Expense                      290,184       106,206
                                          -----------   -----------

     Income (Loss) Before Income Taxes        146,290        (9,151)

Income Tax Expense (Note 5)                    51,180         4,144
                                          -----------   -----------

     Net Income (Loss)                         95,110       (13,295)

Retained Earnings, Beginning of Year          369,366       382,661
                                          -----------   -----------

Retained Earnings, End of Year            $   464,476   $   369,366
                                          ===========   ===========




See accompanying notes.

                           FORMS AND SUPPLIES, INC.
                           Statements of Cash Flows
                    Years Ended December 31, 1995 and 1994


                                                            1995        1994
                                                         ---------   ---------
Cash Flows from Operating Activities
 Net income (loss)                                       $  95,110   $ (13,295)
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities
   Depreciation and amortization                           177,974     141,730
   Gain on sale of fixed assets                             (8,149)         -
   Provision for bad debts                                  11,330       5,694
   Deferred income taxes                                    30,034       4,144
   Deferred lease obligation                                (2,681)     (5,272)
   Other                                                        -      (29,372)
   Changes in assets and liabilities, net of effects
    from purchase of Victor Business Systems, Inc.
     (Increase) decrease in trade accounts receivable     (235,642)    279,909
     Decrease in inventory                                 127,199      14,756
     Decrease in other receivables                           6,138      46,375
     Decrease in prepaid expenses                            5,127      19,061
     Increase in refundable income taxes                   (43,179)          -
     Decrease in other assets                                4,329           -
     Decrease in accounts payable                         (107,930)   (337,776)
     Increase (decrease) in accrued liabilities              6,900     (52,982)
                                                         ---------   ---------
      Net Cash Provided by Operating Activities             66,560      72,972
                                                         ---------   ---------
Cash Flows from Investing Activities
 Purchases of property and equipment                      (193,457)   (198,511)
 Proceeds from sale of property and equipment               14,306           -
 Repayments from stockholders and employees                  8,228       7,158
 Payment for purchase of Victor Business Systems, Inc.    (800,000)          -
 Other                                                           -       7,997
                                                         ---------   ---------
      Net Cash Used by Investing Activities               (970,923)   (183,356)
                                                         ---------   ---------
Cash Flows from Financing Activities
 Book overdraft in bank account                            (67,057)    240,606
 Net borrowings (payments) under line of credit            492,799    (224,787)
 Proceeds from long-term debt issuance                     633,354     102,228
 Payments of long-term debt                               (162,118)     (6,292)
                                                         ---------   ---------
      Net Cash Provided by Financing Activities            896,978     111,755
                                                         ---------   ---------

      Net Increase (Decrease) in Cash                       (7,385)      1,371

Cash, Beginning of Year                                     17,330      15,959
                                                         ---------   ---------
Cash, End of Year                                        $   9,945   $  17,330
                                                         =========   =========
Supplemental Disclosure of Cash Flow
 Information
 Cash paid during the year for interest                  $ 311,802   $ 178,000
                                                         =========   =========
 Cash paid during the year for income taxes              $  68,000   $       -
                                                         =========   =========
Supplemental Disclosure of Noncash Investing and
 Financing Activities
  See Note 6 regarding the acquisition of Victor Business Systems, Inc.

See accompanying notes.

                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements



Note 1:  Nature of Business and Significant Accounting Policies
        -------------------------------------------------------

 O   Nature of Business:

               Forms and Supplies, Inc. (the "Company") was incorporated in Tennessee in 1975 and is a distributor of business and computer forms and computer-related supplies and equipment. The Company also specializes in office interiors and design services. The corporate office is in Memphis, Tennessee with branch locations in Nashville, Tennessee; Little Rock, Arkansas; Birmingham, Alabama; Paducah, Kentucky; Jackson, Mississippi; and Tupelo, Mississippi.

 O   Inventory:

               Inventory is stated at the lower of cost, determined on a moving weighted-average basis, or market.

 O   Property and Equipment:

               Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                                             Years
                                                             -----

            Furniture, fixtures and office equipment         5 - 7
            Computer equipment                               5 - 7
            Automobiles and trucks                           4 - 5

 O    Deferred Taxes:
                Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets relate primarily to the deferred lease obligation, and deferred tax liabilities relate primarily to property and equipment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements



Note 1:  (Continued)

 O   Amortization of Goodwill:

               Goodwill represents the excess of the cost of a company acquired over the fair value of its net assets at date of acquisition and is being amortized on the straight-line method over 15 years.

 O   Reclassification:

               Certain prior year amounts have been reclassified to conform with the current year presentation.

 O   Fair Value of Financial Instruments:

               The fair value of the Company's long-term debt and line of credit is estimated based on the quoted market price for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. At December 31, 1995, the carrying value of these financial instruments approximates the fair value.


Note 2:  Property and Equipment
         ----------------------

     Property and equipment consists of the following as of December 31, 1995 and 1994:

                                                         1995        1994
                                                      ----------  ----------

 Furniture, fixtures and office                       $  731,422  $  496,338
  equipment
 Computer equipment and software                         570,094     404,636
 Automobiles and trucks                                  171,200     144,804
 Leasehold improvements                                   32,936      26,956
 Print shop equipment                                      3,366           -
                                                      ----------  ----------
                                                       1,509,018   1,072,734
 Less accumulated depreciation                           901,453     621,636
                                                      ----------  ----------

  Property and Equipment, Net                         $  607,565  $  451,098
                                                      ==========  ==========

     Substantially all property and equipment is pledged as collateral for indebtedness.

                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements



Note 3:  Long-Term Debt
         --------------

          Long-term debt consists of the following as of December 31, 1995 and 1994:

                                                                           1995        1994
                                                                        ----------  ----------

Line-of-credit agreements (see description below)                       $1,712,408  $1,219,610

9.00 percent note payable, due in monthly
installments of $13,333, plus interest;
final installment due June 2000                                            693,334           -

8.91 percent note payable, collateralized
by equipment, inventory, accounts receivable
and general intangibles; due in monthly
installments of $3,333, plus interest; final
installment due July 2000                                                  176,667           -

20.00 percent unsecured notes payable to
stockholders and employees; due on June 1, 1998                            400,000           -

9.76 percent capital lease obligation payable
in monthly installments of $840, including
interest, collateralized by equipment; final
installment due January 1999                                                31,062           -

10.00 percent capital lease obligation payable
in monthly installments of $583, including
interest, collateralized by equipment; final
installment due July 1997                                                   11,070      18,613

9.0 percent note payable, collateralized by
automobile; due in monthly installments of
of $639, including interest; final installment
due December 1999                                                           24,736      29,851

9.25 percent note payable, collateralized by
automobile; due in monthly installments of
of $700, including interest; final installment
due December 1998                                                           21,342      27,431


                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements


Note 3:  (Continued)

                                                             1995        1994
                                                          ----------  ----------
  8.00 percent note payable, collateralized by
  automobile; due in monthly installments of
  of $610, including interest; final installment
  due October 1998                                        $   18,708  $   23,655

  10.00 percent capital lease obligation payable
  in monthly installments of $300, including
  interest, collateralized by equipment                            -       6,132
                                                          ----------  ----------

        Total Long-Term Debt                               3,089,327   1,325,292

  Less Current Maturities                                    237,546   1,258,483
                                                          ----------  ----------

        Long-Term Debt, Less Current Maturities           $2,851,781  $   66,809
                                                          ==========  ==========


        Aggregate maturities required on long-term debt as of December 31, 1995, are due in future years as follows:

                         Year Ending
                         December 31,                Amount
                         ------------              ----------
                            1996                   $  237,546
                            1997                      311,045
                            1998                    2,263,172
                            1999                      207,549
                            2000                       70,015
                                                   ----------

                               Total               $3,089,327
                                                   ==========

        The Company had a $2,500,000 line-of-credit agreement with an outstanding balance of $1,219,610 bearing interest at 10.5 percent at December 31, 1994. As defined in the agreement, borrowings were limited to 85 percent of eligible accounts receivable plus 50 percent of eligible inventories. These borrowings were payable on demand and were reflected as current liabilities in the accompanying balance sheets. The line of credit required the Company to maintain tangible net worth of at least $160,000 and was secured by all assets of the Company and the personal guaranty of the Company's president.

                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements



Note 3:  (Continued)

         During 1995, the Company paid off the above mentioned line of credit and obtained a new line of credit with another financial institution. The new line of credit agreement is for the lessor of $2,500,000 or the Company's borrowing base, which is defined in the agreement as 85 percent of eligible accounts receivable plus the lessor of 50 percent of eligible inventories or $1,000,000. The line of credit bears interest at lender's "index rate" plus 1/2 percent (9 percent at December 31, 1995). The Company has outstanding advances in the amount of $1,712,408 at December 31, 1995. The line of credit is due on June 1, 1998, and is included in the above schedule of long-term debt. The Company's line of credit is secured by all assets of the Company and the personal guaranty of the Company's president. In addition to certain general requirements, the Company is required to maintain certain financial ratios.


Note 4:  Commitments and Contingencies
         -----------------------------

         The Company leases certain buildings and equipment under noncancellable operating leases ranging in length from one to seven years. Future minimum lease payments under operating leases subsequent to December 31, 1995, are as follows:


                      Year Ending
                      December 31,                 Amount
                      ------------                --------

                          1996                   $ 330,848
                          1997                     277,955
                          1998                     225,267
                          1999                      84,500
                                                 ---------

                            Total                $ 918,570
                                                 =========

         The Company is a party to various legal proceedings arising in the normal course of business. In management's opinion, the outcome of these matters will not have a significant impact on the Company's financial condition or results of operations.

         In connection with the acquisition of Victor Business Systems, Inc., the Company has an agreement with the former stockholder of Victor Business Systems, Inc. to provide additional payments in the amount of $573,000 contingent upon the former stockholder remaining under the employment of the Company as well as obtaining certain annual gross profit goals over the next five years. The additional payments will be recorded as compensation in the periods that the gross profit goals are met. None of the transactions relating to this contingency have been recorded as of December 31, 1995.

                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements



Note 5:  Income Taxes
         ------------

        Net deferred tax (assets) liabilities consists of the following components as of December 31, 1995 and 1994:

                                                              1995       1994
                                                             -------    -------
    Deferred Tax Liabilities
     Property and equipment                                  $40,980    $18,045
                                                             -------   --------

    Deferred Tax Assets
     Receivable allowance                                      4,080      5,764
     Inventory unicap adjustments                              6,171      7,042
     Deferred revenue                                          4,665      4,677
     Deferred lease obligation                                20,626     19,064
     Accrued vacation and
       other expenses                                              -      6,094
                                                             -------   --------
                                                              35,542     42,641
                                                             -------   --------

       Total                                                 $ 5,438   $(24,596)
                                                             =======   ========

        The deferred tax amounts mentioned above have been classified on the accompanying balance sheets as of December 31, 1995 and 1994, as follows:


                                                              1995       1994
                                                            --------   --------

     Noncurrent Liabilities                                 $ 20,354   $      -
     Current Assets                                          (14,916)         -
     Noncurrent Assets                                             -    (24,596)
                                                            --------   --------

       Total                                                $  5,438   $(24,596)
                                                            ========   ========

        The provision for income taxes charged to operations for the years ended December 31, 1995 and 1994, consists of the following:

                                                             1995        1994
                                                            -------     ------

     Current Expense                                        $21,146     $    -
     Deferred Expense                                        30,034      4,144
                                                            -------     ------

       Total                                                $51,180     $4,144
                                                            =======     ======


                           FORMS AND SUPPLIES, INC.
                         Notes to Financial Statements



Note 6:  Acquisition of Victor Business Systems, Inc. and Goodwill
         ---------------------------------------------------------

        On June 6, 1995, the Company acquired all of the common stock of Victor Business Systems, Inc. in a business combination accounted for as a purchase. Victor Business Systems, Inc. was primarily engaged in distribution of business and computer forms and computer-related supplies and equipment. The results of operations of Victor Business Systems, Inc, are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $1,600,000, which exceeded the fair value of the net assets of Victor Business Systems, Inc. by $1,361,623. The excess is being amortized on the straight-line method over 15 years. The Company paid $800,000 cash at acquisition and entered into a note payable with the former stockholder of Victor Business Systems, Inc. for the remaining $800,000. The balance of the note payable was $693,334 at December 31, 1995. Effective December 31, 1995, the board of directors dissolved Victor Business Systems, Inc.


Note 7:  Employee Benefit Plan
         ---------------------

        The Company has a 401(k) profit sharing plan ("the Plan") which covers all employees of the Company who meet certain eligibility requirements. Certain members of management serve as trustees for the Plan. Employees may contribute up to 15 percent of their compensation to the Plan. The Company matches a portion of the employees' contributions. The Company made matching contributions of approximately $14,000 to the Plan in 1995 and 1994. The Company may discontinue matching employee contributions at any time.

                           FORMS AND SUPPLIES, INC.
                          CONSOLIDATED BALANCE SHEET
                                (in thousands)
                                 ( Unaudited )


                                                            June 30,
ASSETS                                                        1996
                                                         -------------
CURRENT ASSETS:
   Cash and cash equivalents                               $       36
   Accounts receivable                                          2,834
   Inventories                                                    850
   Notes and other receivables                                     58
   Other current assets                                            79
                                                         -------------
        Total current assets                                    3,857

PROPERTY AND EQUIPMENT, NET                                       629

OTHER ASSETS, NET                                               1,300
                                                         -------------

        Total assets                                            5,786
                                                         =============

LIABILITIES AND SHAREHOLDERS'
   EQUITY

CURRENT LIABILITIES:
   Accounts payable                                             1,120
   Current portion of debt                                      1,941
   Accrued liabilities                                          1,032
                                                         -------------
        Total current liabilities                               4,093

Long-term debt                                                    952
Other long-term liabilities                                        47
                                                         -------------
        Total liabilities                                         999

STOCKHOLDERS' EQUITY
   Common stock                                                    10
   Additional paid in capital                                      93
   Retained earnings                                              591
                                                         -------------
        Total shareholders' equity                                694
                                                         -------------
        Total liabilities and shareholders' equity        $     5,786
                                                         =============

                           FORMS AND SUPPLIES, INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                                (in thousands)
                                  (Unaudited)

                                                        Six Months
                                                           Ended
                                                       June 30,1996
                                                      ---------------
Net sales                                              $     13,934
Cost of sales                                                 9,196
                                                      ---------------
   Gross profit                                               4,738

Selling, general and administrative expenses                  4,399
                                                      ---------------
   Operating profit                                             339

Interest expense, net                                           163
Other expense                                                   (21)
                                                      ---------------
   Income before income taxes                                   197
Income tax expense                                               70
                                                      ---------------
   Net income                                          $        127
                                                      ===============

                           FORMS AND SUPPLIES, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                                (in thousands)
                                  (Unaudited)


                                       COMMON     PAID-IN   RETAINED
                                        STOCK     CAPITAL   EARNINGS    TOTAL
                                     ------------------------------------------
BALANCE SEPTEMBER 30, 1995            $     10   $     93   $    464  $    567

NET INCOME                                                       127       127
                                     ------------------------------------------
BALANCE JULY 31, 1996                 $     10   $     93     $  591  $    694
                                     ==========================================

                           FORMS AND SUPPLIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                  (Unaudited)



                                                          Six Months
                                                            Ended
                                                         June 30,1996
                                                       ----------------
Cash Flows From Operating Activities:
   Net Income                                            $         127
   Adjustments to Reconcile Net Income to Net Cash
     From Operating Activities
       Depreciation                                                 64
       Amortization                                                 46
    Decrease  in Accounts Receivable                               100
    Decrease  in Inventory                                          28
    Decrease in Other Assets                                       (36)
    Increase  in Accounts Payable                                   88
    Increase in Accrued Liabilities                                121
    Other, net                                                      23
                                                       ----------------
Net Cash Provided From Operating Activities                        561
                                                       ----------------

Cash Flows From Investing Activities:
    Capital expenditures                                           (36)
    Repayments from employees and stockholders                      12
                                                       ----------------
Net Cash Used In Investing Activities                              (24)
                                                       ----------------

Cash Flows From Financing Activities:
    Repayments Of Long-Term Borrowings                            (215)
    Bank overdraft                                                (291)
    Net repayments under line of credit                             (5)
                                                       ----------------
Net Cash Used In Financing Activities                             (511)
                                                       ----------------

Increase ( Decrease ) in Cash                                       26
Cash at Beginning of Period                                         10
                                                       ----------------

Cash at End of Period                                    $          36
                                                       ================


CAROLINA RIBBON AND CARBON SALES CORPORATION

BALANCE SHEETS
September 30, 1995 and October 1, 1994
(Unaudited)



ASSETS                                        1995           1994
- ----------------------------------------------------------------------
Current Assets
  Cash and cash equivalents (Note 7)       $   130,124    $   350,453
  Temporary cash investments                    11,417         11,417
  Trade receivables, less allowance for
    doubtful accounts 1995 $34,577;
    1994 $30,395                             3,234,054      2,919,807
  Accounts receivable, affiliates               42,566         48,396
    (Note 4)
  Advances to employees                          7,010          8,700
  Merchandise inventory (Note 2)             1,549,146      1,422,359
  Prepaid expenses                              14,285         16,058
                                           ---------------------------


            Total current assets            4,988,602       4,777,190
                                           ---------------------------
Investments and Other Assets
  Cash value of life insurance                44,818           41,240
  Accounts receivable, officers                8,500           88,961
  Deposits                                   148,839           93,682
                                           ---------------------------
                                             202,157          223,883
                                           ---------------------------
Property and Equipment (Note 5)
  Land                                        43,328           43,328
  Parking lot                                 46,129           46,129
  Buildings                                  526,794          526,794
  Vehicles                                    65,264           65,264
  Furniture and equipment                  1,005,702          983,798
                                        ------------------------------
                                           1,687,217        1,665,313
  Less accumulated depreciation            1,078,350          898,606
                                        ------------------------------
                                             608,867          766,707
                                        ------------------------------
Intangibles, less accumulated
  amortization 1995 $349,729;
  1994 $307,526                              119,341          161,544
                                        ------------------------------
                                          $5,918,967     $  5,929,324
                                        ==============================

See Notes to Financial Statements.


LIABILITIES AND STOCKHOLDERS' EQUITY          1995           1994
- ---------------------------------------------------------------------
Current Liabilities
  Current maturities of long-term debt
    and obligations under capitalized
    leases (Note 6)                       $        -     $     9,271
  Current maturity of noncompete
    agreement                                      -          14,167
  Accounts payable:
    Trade                                   1,416,428      1,318,650
    Payroll and sales tax                      77,792         52,867
    Other                                      25,531         29,803
  Accrued expenses:
    Salaries and wages                        330,326        325,868
    Profit-sharing contribution (Note 3)      100,000        100,000
                                          ---------------------------
            Total current liabilities       1,950,077      1,850,626
                                          ---------------------------
Stockholders' Equity
  Capital stock:
    Class A voting, no stated par;
      authorized 10,000 shares,
      issued and outstanding 500 shares         5,000          5,000
    Class B nonvoting; no stated par;
      authorized 90,000 shares;
      issued and outstanding 4,500 shares      45,000         45,000
  Retained earnings                         3,918,890      4,028,698
                                        -----------------------------
                                            3,968,890      4,078,698
                                        -----------------------------








                                          $ 5,918,967    $ 5,929,324
                                        =============================


CAROLINA RIBBON AND CARBON SALES CORPORATION

STATEMENTS OF INCOME
Years Ended September 30, 1995 and October 1, 1994
(Unaudited)


                                                 1995                           1994
                                     ----------------------------------------------------------
                                          Amount       Percent           Amount      Percent
- -----------------------------------------------------------------------------------------------
Income:
  Net sales (Note 4)                   $  27,474,932      99.83%      $  27,360,105     99.74%
  Commission income                           45,469       0.17              71,310       0.26
                                     ----------------------------------------------------------
                                          27,520,401     100.00          27,431,415     100.00
                                     ----------------------------------------------------------
Cost of merchandise sold:
  Inventory, beginning                     1,422,359       5.17           1,413,559       5.15
  Purchases (Note 4)                      21,854,896      79.41          21,650,441      78.93
  Freight-in                                  47,231       0.17              48,221       0.18
                                     ----------------------------------------------------------
                                          23,324,486      84.75          23,112,221      84.26
  Less inventory, ending                   1,549,146       5.62           1,422,359       5.19
                                     ----------------------------------------------------------
           Cost of merchandise sold       21,775,340      79.13          21,689,862      79.07
                                     ----------------------------------------------------------
           Gross profit                    5,745,061      20.87           5,741,553      20.93
Selling and administrative expenses
  (Notes 3 and 6)                          5,293,137      19.23           4,940,075      18.01
                                     ----------------------------------------------------------
           Operating income                  451,924       1.64             801,478       2.92
                                     ----------------------------------------------------------
Nonoperating income (expenses):
  Rental                                      10,350       0.04               9,720       0.04
  Interest income                             30,197       0.11              24,318       0.09
  Dividends                                       -          -                  106         -
  Gain on disposal of equipment                   -          -                1,336         -
  Miscellaneous income                         8,690       0.03
  Gain on sale of investments                     -          -               87,278       0.32
  Officers' life insurance                      (384)        -              (15,856)     (0.06)
  Donations                                     (400)        -                 (175)        -
  Interest expense                              (185)        -               (4,657)     (0.02)
                                     ----------------------------------------------------------
                                              48,268       0.18             102,070       0.37
                                     ----------------------------------------------------------
           Net income                  $     500,192       1.82%      $     903,548       3.29%
                                     ----------------------------------------------------------

See Notes to Financial Statements.


CAROLINA RIBBON AND CARBON SALES CORPORATION

STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended September 30, 1995 and October 1, 1994
(Unaudited)

                                               Capital Stock
                                        ---------------------------
                                           Class A      Class B
                                            Voting     Nonvoting       Retained
                   `                        Common      Common         Earnings
- ----------------------------------------------------------------------------------
Balance, October 3, 1992                  $     5,000  $    45,000   $  3,363,294
  Net income                                                              903,548
  Dividends on common stock, $48 per                                     (238,144)
   share
                                        ------------------------------------------
Balance, October 1, 1994                        5,000       45,000      4,028,698
  Net income                                                              500,192
  Dividends on common stock, $122 per                                    (610,000)
   share
                                        ------------------------------------------
 Balance, September 30, 1995              $     5,000  $    45,000  $   3,918,890
                                        ==========================================

See Notes to Financial Statements.


CAROLINA RIBBON AND CARBON SALES CORPORATION

STATEMENTS OF CASH FLOWS
Years Ended September 30, 1995 and October 1, 1994
(Unaudited)

                                              1995           1994
- ----------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income                              $    500,192     $  903,548
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
    Depreciation                               179,744        119,396
    Amortization                                42,203        110,832
    Gain on sale of property and
      equipment                                     -          (1,336)
    Gain on sale of investment                      -         (87,278)
    Noncash compensation                            -          20,410
    Payments under noncompete agreement        (14,167)       (56,667)
    Changes in assets and liabilities:
      (Increase) decrease in:
         Accounts receivable                  (308,417)      (340,232)
         Merchandise inventory                (126,787)        (8,800)
         Prepaid expenses                        1,773         (1,951)
         Accrued interest receivable                -             599
      Increase (decrease) in:
         Accounts payable                      118,431         88,886
         Accrued expenses                        4,458          1,571
         Deposits                                   -         (10,144)
                                          ----------------------------
           Net cash provided by operating      397,430        738,834
            activities                    ----------------------------
Cash Flows From Investing Activities
  Purchase of property and equipment           (21,904)      (359,340)
  Increase in cash value of life
    insurance                                   (3,578)        (2,342)
  Deposits                                     (55,157)        11,442
  Change in accounts receivable,
    officers                                    80,461          3,375
  Payment for intangibles                           -         (49,070)
  Proceeds from sale of property and
    equipment                                       -          26,874
  Proceeds from sale of investments                 -          92,460
  Other, net                                     1,690          2,172
                                          ----------------------------
           Net cash provided by (used in)        1,512       (274,429)
            investing activities          ----------------------------

                                  (Continued)


CAROLINA RIBBON AND CARBON SALES CORPORATION

STATEMENTS OF CASH FLOWS (CONTINUED)
Years Ended September 30, 1995 and October 1, 1994
(Unaudited)

                                                1995               1994
- ------------------------------------------------------------------------------
Cash Flows From Financing Activities
  Principal payments on long-term
    borrowings, including capital
    lease obligations                     $       (9,271)    $       (67,127)
  Cash dividends paid                           (610,000)           (238,144)
                                          ------------------------------------
           Net cash used in financing           (619,271)           (305,271)
             activities                   ------------------------------------
           Net increase (decrease) in           (220,329)            159,134
             cash and cash equivalents
Cash and cash equivalents:
  Beginning                                      350,453             191,319
                                          ------------------------------------
  Ending                                  $      130,124     $       350,453
                                          ------------------------------------
Supplemental Disclosures of Cash Flow
  Information
  Cash payments for interest              $          185     $         4,657
                                          ====================================

See Notes to Financial Statements.

CAROLINA RIBBON AND CARBON SALES CORPORATION

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

- --------------------------------------------------------------------------------

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business:  The Company's operations are in the sale of office products
- ------------------
and supplies. The Company sells on credit terms it establishes for individual customers.

A summary of the Company's significant accounting policies follows:

Fiscal year:  The Company's fiscal year ends on the Saturday closest to
- -----------
September 30th each year. The years ended September 30, 1995 and October 1, 1994 each consisted of 52 weeks.

Cash and cash equivalents:  For purposes of reporting cash flows, the Company
- -------------------------
considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories:  Inventories are stated at the lower of cost (last-in, first-out
- -----------
method) or market.

Property and equipment:  Property and equipment is stated at cost.  Depreciation
- ----------------------
and amortization are computed principally by accelerated methods over the following estimated useful lives: buildings 20 to 40 years; furniture and equipment 5 to 10 years; vehicles 5 years. Amortization of property and equipment leased under capital leases is included in depreciation expense.

Intangible assets:  The intangible assets purchased from Southern Cartridge,
- -----------------
Inc. are amortized on the straight-line basis over the estimated useful lives of the assets which range from 9 months to 10 years.

Income taxes:  The Company has elected to be taxed as an S Corporation for
- ------------
federal income tax purposes. Consequently, taxable income reported by the Company in its federal income tax returns is reported by the stockholders in their individual income tax returns, and the Company is not liable for federal income taxes on such taxable income.

Estimates:  The preparation of financial statements in conformity with generally
- ---------
accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.  Inventories

Valuation of inventories under the first-in, first-out (FIFO) method would have been $26,775 in excess of LIFO valuation at September 30, 1995 and $(30,721) less than the LIFO valuation at October 1, 1994.

CAROLINA RIBBON AND CARBON SALES CORPORATION

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

- --------------------------------------------------------------------------------

Note 3.  Employee Benefit Plans

Profit-Sharing Plan:  The Company has a profit-sharing plan which covers all
- -------------------
full-time employees meeting the eligibility requirements. Contributions to the plan by participating employees may be made voluntarily but none are required. The Company's contribution to the plan was $100,000 for each of the years ended September 30, 1995 and October 1, 1994, respectively.

Salary Deferral Plan, 401(k):  Contributions made by the Company to an employee
- ----------------------------
retirement savings plan, meeting the provisions of Internal Revenue Code Section 401(k), amounted to $26,580 and $18,400 for the years ended September 30, 1995 and October 1, 1994, respectively. The plan provides that employees may contribute to the plan, through payroll deductions, in amounts not to exceed 10% of their gross compensation. The Company will make monthly contributions of amounts equal to 50% of the participant's deposits.

Note 4.  Related Party Transactions and Balances

The Company had the following significant transactions and balances with stockholders, employees, and companies affiliated through common ownership.


                                       1995           1994
                                   ----------------------------
Accounts receivable, affiliates    $     42,566   $     48,396
Net sales                             1,285,719      1,487,307
Purchases                                69,687         26,521


Note 5.  Capitalized Leases

The Company has certain office equipment and vehicle leases accounted for as capitalized leases. Cost and accumulated amortization for this equipment is as follows:


                                     1995          1994
                                 ---------------------------
Vehicles                         $     11,480     $  11,480
Office equipment                      145,603       145,603
                                 ---------------------------
                                      157,083       157,083
Less accumulated amortization         155,982       154,773
                                 ---------------------------
                                 $      1,101     $   2,310
                                 ===========================

CAROLINA RIBBON AND CARBON SALES CORPORATION

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

- --------------------------------------------------------------------------------

Note 6.  Operating Leases

The Company leases office space from a stockholder under an operating lease. Rent expense for 1995 amounted to $64,304, of which $40,500 was paid to a stockholder. Rent expense for 1994 amounted to $49,006 of which $36,000 was paid to a stockholder. The Company has the following operating lease commitments:


Year                                                                 Amount
- ------------------------------------------------------------------------------
1996                                                               $   54,000
1997                                                                   54,000
1998                                                                   54,000
1999                                                                   54,000
2000                                                                   40,500

This operating lease expires June 30, 2000, and may be extended for an additional five years with the monthly rental to be renegotiated.

Note 7.  Credit Risk

The Company maintains cash and cash equivalents with various commercial banks and financial institutions. The relative credit standing of these financial institutions are considered in the Company's investment strategy and the Company believes the funds in these institutions do not pose any significant credit risk.

                     CAROLINA RIBBON AND SALES CORPORATION
                          CONSOLIDATED BALANCE SHEET
                                (in thousands)
                                 ( Unaudited )



                                                          July 31,
ASSETS                                                      1996
                                                      ---------------
CURRENT ASSETS:
   Cash and cash equivalents                             $       113
   Accounts receivable                                         3,503
   Inventories                                                 1,554
   Notes and other receivables                                   122
   Other current assets                                          116
                                                      ---------------
        Total current assets                                   5,408

PROPERTY AND EQUIPMENT:
   Land, buildings & leasehold improvements                      620
   Furniture and equipment                                     1,161
   Less accumulated depreciation                              (1,190)
                                                      ---------------
                                                                 591

OTHER ASSETS, NET                                                 47
                                                      ---------------

        Total assets                                           6,046
                                                      ===============

LIABILITIES AND SHAREHOLDERS'
   EQUITY

CURRENT LIABILITIES:
   Accounts payable                                            1,401
   Accrued liabilities                                           292
                                                      ---------------
        Total liabilities                                      1,693

STOCKHOLDERS' EQUITY
   Common stock                                                   50
   Retained earnings                                           4,303
                                                      ---------------
        Total shareholders' equity                             4,353
                                                      ---------------

        Total liabilities and shareholders' equity     $       6,046
                                                      ===============

                     CAROLINA RIBBON AND SALES CORPORATION
                     CONSOLIDATED STATEMENT OF OPERATIONS
                                (in thousands)
                                  (Unaudited)

                                                      Ten Months
                                                         Ended
                                                     July 31,1996
                                                   ----------------
Net sales                                             $   25,438
Cost of sales                                             19,852
                                                   ----------------
   Gross profit                                            5,586

Selling, general and administrative expenses               4,628
                                                   ----------------
   Operating profit                                          958

Other expense                                                103
                                                  -----------------
   Income before income taxes                                855
                                                  -----------------
Income tax expense                                           229
   Net income                                         $      626
                                                  =================

                     CAROLINA RIBBON AND SALES CORPORATION
                       STATEMENT OF SHAREHOLDERS' EQUITY
                                (in thousands)
                                  (Unaudited)

                                            COMMON            RETAINED
                                             STOCK            EARNINGS       TOTAL
                                           ------------------------------------------
BALANCE SEPTEMBER 30, 1995                 $    50           $  3,919       $3,969

DIVIDENDS PAID                                                   (242)        (242)

NET INCOME                                                        626          626
                                           ------------------------------------------
BALANCE JULY 31, 1996                      $    50           $  4,303       $4,353
                                           ==========================================

                     CAROLINA RIBBON AND SALES CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                  (Unaudited)

                                                          Ten Months
                                                            Ended
                                                         July 31,1996
                                                         ------------
Cash Flows From Operating Activities:
   Net Income                                            $        626
   Adjustments to Reconcile Net Income to Net Cash
     From Operating Activities
       Depreciation                                               116
       Amortization                                                33
    Increase in Accounts Receivable                              (269)
    Increase  in Inventory                                         (5)
    Decrease in Other Current Assets                               (5)
    Decrease in Other Assets                                       35
    Increase  in Accounts Payable                                 (15)
    Decrease in Accrued Liabilities                              (243)
                                                         -------------
Net Cash Provided From Operating Activities                       273
                                                         -------------

Cash Flows From Investing Activities:
    Capital expenditures                                          (48)
                                                         -------------
Net Cash Used In Investing Activities                             (48)
                                                         -------------
Cash Flows From Financing Activities:
    Payment of dividends                                         (242)
                                                         -------------
Net Cash Used In Financing Activities                            (242)
Increase ( Decrease ) in Cash                                     (17)
Cash at Beginning of Period                                       130
                                                         -------------

Cash at End of Period                                    $        113
                                                         =============

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Dock Truck Express Inc.:

We have audited the accompanying balance sheet of Dock Truck Express Inc. (a Minnesota corporation) as of December 31, 1995, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dock Truck Express Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP


Houston, Texas
August 29, 1996

                            DOCK TRUCK EXPRESS INC.
                            -----------------------


                                BALANCE SHEETS
                                --------------



                                     ASSETS
                                     ------


                                                                          December 31,        June 30,
                                                                              1995              1996
                                                                          -------------      -----------
                                                                                             (Unaudited)
CURRENT ASSETS:
 Cash                                                                        $  57,887        $  60,664
 Accounts receivable                                                           183,181          192,166
 Employee advances                                                               6,225            3,102
                                                                             ---------        ---------
              Total current assets                                             247,293          255,932

PROPERTY AND EQUIPMENT:
 Land                                                                            5,000            5,000
 Vehicles                                                                      575,195          575,195
 Buildings and improvements                                                     40,674           40,674
 Furniture and equipment                                                        16,626           18,473
                                                                             ---------        ---------
                                                                               637,495          639,342
 Less- Accumulated depreciation                                               (169,936)        (228,632)
                                                                             ---------        ---------
                                                                               467,559          410,710
                                                                             ---------        ---------
              Total assets                                                   $ 714,852        $ 666,642
                                                                             =========        =========

          LIABILITIES AND STOCKHOLDER'S EQUITY
          ------------------------------------

CURRENT LIABILITIES:
 Accounts payable, trade                                                     $  13,812        $  22,446
 Accrued payroll and benefits                                                   21,067           42,648
 Other accrued liabilities                                                      44,404           45,650
 Current portion of long-term debt                                             150,000          115,000
                                                                             ---------        ---------

              Total current liabilities                                        229,283          225,744

LONG-TERM DEBT, net of current maturities                                      182,693          133,635
                                                                             ---------        ---------
              Total liabilities                                                411,976          359,379

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
 Common stock, $10 par, 100 shares authorized and outstanding                    1,000            1,000
 Retained earnings                                                             301,876          306,263
                                                                             ---------        ---------
              Total stockholder's equity                                       302,876          307,263
                                                                             ---------        ---------
              Total liabilities and stockholder's equity                     $ 714,852        $ 666,642
                                                                             =========        =========

  The accompanying notes are an integral part of these financial statements.

                            DOCK TRUCK EXPRESS INC.
                            -----------------------


                             STATEMENTS OF INCOME
                             --------------------

                                                                  Year Ended
                                                                 December 31,     Six Months Ended June 30
                                                                                  ------------------------
                                                                     1995           1995           1996
                                                                 ------------     ----------    ----------
                                                                                        (Unaudited)

REVENUES                                                            $1,348,663    $  648,694    $  716,059

DIRECT COST OF DELIVERY SERVICE:
 Payments to drivers                                                   550,231       266,440       307,989
 Company-owned vehicle expense                                         194,840        91,877       109,382
 Delivery equipment depreciation                                        98,971        51,374        58,124
 Other expenses                                                         15,830         9,860        12,256
                                                                    ----------    ----------    ----------

    Total direct cost of delivery service                              859,872       419,551       487,751
                                                                    ----------    ----------    ----------

    Gross profit on service                                            488,791       229,143       228,308
                                                                    ----------    ----------    ----------

INDIRECT COST OF DELIVERY SERVICE:
 Occupancy costs                                                        31,626        14,615        14,315
                                                                    ----------    ----------    ----------

    Total indirect cost of delivery service                             31,626        14,615        14,315
                                                                    ----------    ----------    ----------

    Gross profit                                                       457,165       214,528       213,993
                                                                    ----------    ----------    ----------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
 Office salaries and benefits                                           53,271        26,645        26,431
 Depreciation                                                            1,142           572           572
 Bad debt expense                                                        6,250         6,250             -
 Other expenses                                                         25,321         7,648        20,860
                                                                    ----------    ----------    ----------

    Total selling, general and administrative expenses                  85,984        41,115        47,863
                                                                    ----------    ----------    ----------

    Operating income                                                   371,181       173,413       166,130

INTEREST EXPENSE                                                        23,994        12,360        11,743
                                                                    ----------    ----------    ----------

NET INCOME                                                          $  347,187    $  161,053    $  154,387
                                                                    ==========    ==========    ==========

  The accompanying notes are an integral part of these financial statements.

                            DOCK TRUCK EXPRESS INC.
                            -----------------------


                      STATEMENTS OF STOCKHOLDER'S EQUITY
                      ----------------------------------


                                                       Common Stock                             Total
                                                       ------------           Retained      Stockholder's
                                                   Shares       Amount        Earnings          Equity
                                                  ---------    ---------    ------------    --------------

BALANCE AT DECEMBER 31, 1994                            100       $1,000      $ 244,689         $ 245,689
 Net income                                               -            -        347,187           347,187
 Distributions                                            -            -       (290,000)         (290,000)
                                                        ---       ------      ---------         ---------
BALANCE AT DECEMBER 31, 1995                            100        1,000        301,876           302,876
 Net income (unaudited)                                   -            -        154,387           154,387
 Distributions (unaudited)                                -            -       (150,000)         (150,000)
                                                        ---       ------      ---------         ---------

BALANCE AT JUNE 30, 1996 (Unaudited)                    100       $1,000      $ 306,263         $ 307,263
                                                        ===       ======      =========         =========

  The accompanying notes are an integral part of these financial statements.

                            DOCK TRUCK EXPRESS INC.
                            -----------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                Year Ended
                                                               December 31,       Six Months Ended June 30
                                                                                 --------------------------
                                                                   1995             1995            1996
                                                               -------------     ----------      ----------
                                                                                         (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                      $  347,187       $ 161,053      $  154,387
 Adjustments to reconcile net income to net cash
  provided by operating activities-
   Depreciation                                                     100,113          51,946          58,696
   Changes in operating assets and liabilities-
    (Increase) decrease in-
      Accounts receivable                                           (19,292)            269          (8,985)
      Prepaid and other assets                                        7,560          10,512           3,123
    Increase (decrease) in-
      Accounts payable and accrued liabilities                        9,130          (6,706)         31,461
                                                                 ----------      ----------      ----------

      Net cash provided by operating activities                     444,698         217,074         238,682
                                                                 ----------      ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment                               (171,823)        (41,396)         (1,847)
                                                                 ----------      ----------      ----------

      Net cash used in investing activities                        (171,823)        (41,396)         (1,847)
                                                                 ----------      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on long-term debt                              (202,557)        (54,709)        (84,058)
 Proceeds from long-term debt                                       194,500               -               -
 Distributions to stockholder                                      (290,000)       (150,000)       (150,000)
                                                                 ----------      ----------      ----------

      Net cash used in financing activities                        (298,057)       (204,709)       (234,058)
                                                                 ----------      ----------      ----------
NET INCREASE (DECREASE) IN CASH                                     (25,182)        (29,031)          2,777

CASH AT BEGINNING OF PERIOD                                          83,069          83,069          57,887
                                                                 ----------      ----------      ----------

CASH AT END OF PERIOD                                            $   57,887      $   54,038      $   60,664
                                                                 ==========      ==========      ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for-
   Interest                                                      $   23,994      $   12,360      $   11,743

  The accompanying notes are an integral part of these financial statements.

                            DOCK TRUCK EXPRESS INC.
                            -----------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



1.  BUSINESS AND ORGANIZATION:
    --------------------------

Dock Truck Express Inc. (the Company) was formed on December 13, 1991. The Company is a provider of same-day scheduled and on-demand courier service primarily within the state of Minnesota.

The stockholder of the Company entered into a definitive agreement with U.S. Delivery Systems, Inc. (U.S. Delivery), a subsidiary of Corporate Express, Inc., in July 1996, pursuant to which U.S. Delivery acquired all of the assets and liabilities of the Company in an asset purchase.

2.  SIGNIFICANT ACCOUNTING POLICIES:
    --------------------------------

Basis of Presentation
- ---------------------

The Company maintains its records, and the accompanying financial statements have been prepared, on the accrual basis of accounting.

Interim Financial Information
- -----------------------------

The interim financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Fixed Assets
- ------------

Equipment is recorded at cost. The Company capitalizes fixed assets over $1,000. Depreciation is computed on a straight-line basis over the asset's useful life. The categories and useful lives are as follows:


                             Category                          Life
                             --------                          ----

                 Vehicles                                 5 years
                 Buildings and improvements               7-39 years
                 Furniture and equipment                  5 years

Revenue Recognition
- -------------------

Revenue is recognized when the services are provided to the Company's customers.

Income Taxes
- ------------

The Company has elected S Corporation status as defined by the Internal Revenue Code whereby the Company is not subject to taxation for federal or state purposes. Under S Corporation status, the stockholder reports his share of the Company's taxable earnings or losses in his personal tax return.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
- ----------------------------

Concentration of credit risk with respect to trade receivables is limited to the wide variety of customers and markets into which Dock Truck Express Inc. deliveries are performed. As a result, the Company does not consider itself to have any significant concentrations of credit risk. The Company performs ongoing credit evaluations of its customers. In addition, the Company maintains allowances for potential credit losses, and historical losses have been within management's expectations.

3.  LONG-TERM OBLIGATIONS:
    ----------------------

Long-term obligations consist of the following as of December 31, 1995:


         Notes payable to a bank, due 1996 to 1999, interest rates ranging from
          7.25% to 10.0%, secured by vehicles and buildings                                         $ 332,693
           Less- Current maturities                                                                   150,000
                                                                                                    ---------

                                                                                                    $ 182,693
                                                                                                    =========

At December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                  1996                           $ 150,000
                  1997                              98,653
                  1998                              70,369
                  1999                              13,671
                                                 ---------

                                                 $ 332,693
                                                 =========

The Company has a noncancelable operating lease agreement which expires on June 30, 1997. At December 31, 1995, the remaining commitment under this noncancelable operating lease was $16,650 in 1996 and $8,550 in 1997.

Rent expense related to operating leases amounted to $17,028 for the year ended December 31, 1995.

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company maintains insurance coverage, subject to deductibles, in order to reduce exposure of losses resulting from these claims. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

5.  RELATED-PARTY TRANSACTIONS:
    ---------------------------

On April 19, 1994, the Company and Trudeau Distributing Company, Inc., an affiliate of the Company, entered into a contract to purchase real property in Isle, Minnesota. Each company owns 50 percent of the property which was purchased for $76,208. The purchase was financed by a note for $55,765 with both parties as debtors. The remainder of the purchase price was paid in cash. The Company recorded its 50 percent share of the property as follows:


                Building                      $ 33,104
                Land                             5,000
                                              --------

                                              $ 38,104
                                              ========

In addition, the Company recorded a liability for its 50 percent share of the note, $27,883. At December 31, 1995, $1,967 had been recorded in accumulated depreciation and $23,420 was outstanding on the Company's portion of the note. The terms of the note with Dakota Bank are that each party is jointly and severally liable for the entire note balance.

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Pronto Delivery Service, Inc.:

We have audited the accompanying balance sheet of Pronto Delivery Service, Inc. (a Texas corporation), as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pronto Delivery Service, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP


Houston, Texas
August 15, 1996

                         PRONTO DELIVERY SERVICE, INC.
                         -----------------------------


                                 BALANCE SHEETS
                                 --------------



                                                    December 31,    June 30,
                                                        1995          1996
                                                    -------------  ----------
                                                                   (Unaudited)
                        ASSETS
                        ------

CURRENT ASSETS:
  Cash                                                 $ 367,768    $ 645,759
  Accounts receivable, less
    allowance of $20,751 and $28,961                     211,722      253,867
  Deferred income taxes                                        -        1,598
  Other current assets                                     5,927       12,240
                                                       ---------    ---------

                Total current assets                     585,417      913,464

PROPERTY AND EQUIPMENT:
  Leasehold improvements                                  10,743       10,743
  Furniture and equipment                                169,354      172,170
                                                       ---------    ---------
                                                         180,097      182,913
  Less-Accumulated depreciation                         (154,943)    (163,813
                                                       ---------    ---------
                                                          25,154       19,100

OTHER ASSETS                                               2,031        2,031
                                                       ---------    ---------

                Total assets                           $ 612,602    $ 934,595
                                                       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

LIABILITIES:
  Accounts payable, trade                                 $  84,000    $ 155,770
  Federal income tax payable                                 63,177      190,547
  Other accrued liabilities                                  13,896       11,905
  Deferred income taxes                                      43,110            -
                                                          ---------    ---------

                Total liabilities                           204,183      358,222

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.10 par, 100
    shares authorized and outstanding                            10           10
  Additional paid-in capital                                 24,840       24,840
  Retained earnings                                         383,569      551,523
                                                          ---------    ---------

                Total stockholders' equity                  408,419      576,373
                                                          ---------    ---------
                 Total liabilities and
                  stockholders' equity                    $ 612,602    $ 934,595
                                                          =========    =========


   The accompanying notes are an integral part of these financial statements.

                         PRONTO DELIVERY SERVICE, INC.
                         -----------------------------


                              STATEMENTS OF INCOME
                              --------------------



                                      Year Ended
                                     December 31,     Six Months Ended June 30
                                                    ----------------------------
                                         1995           1995           1996
                                     -------------  -------------  -------------
                                                            (Unaudited)
REVENUES                                $2,396,153     $1,142,954     $1,770,863

DIRECT COST OF DELIVERY SERVICE:
  Payments to drivers                    1,380,352        640,035        759,737
  Company-owned vehicle expense             88,286         45,250         55,951
  Agent and airline costs                  111,196         63,195        356,990
  Other expenses                            25,010          9,741          9,962
                                        ----------     ----------     ----------

       Total direct cost of              1,604,844        758,221      1,182,640
        delivery service                ----------     ----------     ----------

       Gross profit on service             791,309        384,733        588,223
                                        ----------     ----------     ----------

INDIRECT COST OF DELIVERY SERVICE:
  Occupancy costs                          116,478         25,071         62,596
                                        ----------     ----------     ----------

       Total indirect cost                 116,478         25,071         62,596
        of delivery service             ----------     ----------     ----------

       Gross profit                        674,831        359,662        525,627
                                        ----------     ----------     ----------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
  Office salaries and benefits             330,086        163,357        168,030
  Amortization                                 785            383            383
  Depreciation                              16,130          8,065          8,487
  Bad debt expense                               -              -          8,210
  Other expenses                           213,270        128,057         82,593
                                        ----------     ----------     ----------

       Total selling, general and          560,271        299,862        267,703
        administrative expenses         ----------     ----------     ----------

       Operating income                    114,560         59,800        257,924

INTEREST INCOME                              9,811          1,234          5,265
                                        ----------     ----------     ----------

INCOME BEFORE INCOME TAXES                 124,371         61,034        263,189

PROVISION FOR INCOME TAXES                  45,703         22,049         95,235
                                        ----------     ----------     ----------

NET INCOME                              $   78,668     $   38,985     $  167,954
                                        ==========     ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                         PRONTO DELIVERY SERVICE, INC.
                         -----------------------------


                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------



                                                          Additional                 Total
                                           Common Stock    Paid-In    Retained   Stockholders'
                                          --------------

                                          Shares  Amount   Capital    Earnings      Equity
                                          ------  ------  ----------  ---------  -------------

BALANCE AT DECEMBER 31, 1994                 100     $10     $24,840   $304,901    $329,751
  Net income                                   -       -           -     78,668      78,668
                                             ---     ---     -------   --------    --------

BALANCE AT DECEMBER 31, 1995                 100      10      24,840    383,569     408,419
  Net income (unaudited)                       -       -           -    167,954     167,954
                                             ---     ---     -------   --------    --------

BALANCE AT JUNE 30, 1996 (Unaudited)         100     $10     $24,840   $551,523    $576,373
                                             ===     ===     =======   ========    ========


   The accompanying notes are an integral part of these financial statements.

                         PRONTO DELIVERY SERVICE, INC.
                         -----------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------



                                       Year Ended
                                      December 31,    Six Months Ended June 30
                                                     --------------------------
                                          1995           1995          1996
                                      -------------  ------------  ------------
                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                              $ 78,668      $ 38,985      $167,954
  Adjustments to reconcile net income
    to net cash provided by operating
    activities-
          Depreciation and amortization     16,915         8,448         8,870
          Deferred tax benefit             (16,254)            -       (44,708)
          Changes in operating assets
            and liabilities- (Increase)
            decrease in-
              Accounts receivable, net      (8,501)            -       (42,145)
              Prepaid and other assets       7,286        (7,552)       (6,313)
            Increase in-
              Accounts payable and
                accrued liabilities         30,811         5,802       197,149
                                          --------      --------      --------

               Net cash provided by
                operating activities       108,925        45,683       280,807
                                          --------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment       (3,608)       (1,619)       (2,816)
                                          --------      --------      --------

               Net cash used in
                investing activities        (3,608)       (1,619)       (2,816)
                                          --------      --------      --------

NET INCREASE IN CASH                       105,317        44,064       277,991

CASH AT BEGINNING OF PERIOD                262,451       262,451       367,768
                                          --------      --------      --------

CASH AT END OF PERIOD                     $367,768      $306,515      $645,759
                                          ========      ========      ========

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
    Cash paid for-
      Income taxes                        $ 10,590      $  8,010      $  2,237


   The accompanying notes are an integral part of these financial statements.

                         PRONTO DELIVERY SERVICE, INC.
                         -----------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



1.  BUSINESS AND ORGANIZATION:
    --------------------------

Pronto Delivery Service, Inc. (the Company), was formed on March 15, 1982. The Company is a provider of same-day scheduled and on-demand courier service primarily within the state of Texas.

The stockholders of the Company entered into a definitive agreement with U.S. Delivery Systems, Inc., a subsidiary of Corporate Express, Inc., in August 1996, pursuant to which Corporate Express, Inc., acquired all of the issued and outstanding stock of the Company in a merger accounted for as a pooling of interests.

2.  SIGNIFICANT ACCOUNTING POLICIES:
    --------------------------------

Basis of Presentation
- ---------------------

The Company maintains its records, and the accompanying financial statements have been prepared, on the accrual basis of accounting.

Interim Financial Information
- -----------------------------

The interim financial statements are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Fixed Assets
- ------------

Equipment is recorded at cost. The Company capitalizes fixed assets over $1,000. Depreciation is computed on the MACRS basis, which approximates straight-line basis, over the asset's useful life. The categories and useful lives are as follows:

              Category                     Life
              --------                     ----

            Computer equipment            3 years
            Leasehold improvements        Life of lease
            Furniture and equipment       4 years

Revenue Recognition
- -------------------

Revenue is recognized when the services are provided to the Company's customers.

Income Taxes
- ------------

The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," for all periods presented. This statement provides for a liability approach to accounting for income taxes. Deferred income taxes are provided for differences in the recognition of revenue and expense for tax and financial reporting purposes. Temporary differences result primarily from differences between cash basis reporting for income tax purposes and accrual basis reporting for financial reporting purposes.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
- ----------------------------

Concentration of credit risk with respect to trade receivables is limited to the wide variety of customers for which and markets into which Pronto Delivery Services, Inc., deliveries are performed. As a result, the Company does not consider itself to have any significant concentrations of credit risk. The Company performs ongoing credit evaluations of its customers. In addition, the Company maintains allowances for potential credit losses, and historical losses have been within management's expectations.

3.   INCOME TAXES:
     -------------


Federal income and state income taxes are as follows for the period ending
December 31, 1995:
                Federal-
                  Current                 $ 58,368
                  Deferred                 (14,838)
                State-
                  Current                    3,589
                  Deferred                  (1,416)
                                          --------

                                          $ 45,703
                                          ========

The components of deferred income tax liabilities and assets are as follows:

                Deferred income tax liabilities-
                  Cash to accrual differences, net        $ 50,995
                                                          --------

                    Total deferred income tax
                     liabilities                            50,995
                                                          --------

                Deferred income tax assets-
                  Allowance for doubtful accounts            7,885
                                                          --------

                    Total deferred income tax assets         7,885
                                                           --------

                    Total net current deferred income
                     tax liabilities                      $ 43,110
                                                          ========

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company maintains insurance coverage, subject to deductibles, in order to reduce exposure of losses resulting from these claims. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

                        THE CLASSIC COMPANIES
                    CONSOLIDATED BALANCE SHEETS
                           ( Unaudited )

                                       DECEMBER 31,         JUNE 30,
ASSETS                                     1995               1996
                                      -------------      --------------
CURRENT ASSETS:
   Cash and cash equivalents                    -       $        51,115
   Accounts receivable                $     263,183             292,237
   Notes and other receivables                  -                 1,769
   Other current assets                       9,889               7,089
                                      -------------      --------------
        Total current assets                273,072             352,210

PROPERTY AND EQUIPMENT:
   Furniture and equipment                   94,998              99,540
   Less accumulated depreciation            (66,011)            (72,937)
                                      -------------      --------------
                                             28,987              26,603

OTHER ASSETS, NET                             4,455               4,065
                                      -------------      --------------

        Total assets                        306,514             382,878
                                      =============      ==============


LIABILITIES AND SHAREHOLDERS'
   EQUITY

CURRENT LIABILITIES:
   Accounts payable                          36,564              37,248
   Accrued liabilities                       50,838              45,000
   Current portion of long-term debt         13,379              13,379
                                      -------------      --------------
        Total current liabilities           100,781              95,627

LONG-TERM DEBT                               52,152              14,412
                                      -------------      --------------
        Total liabilities                   152,933             110,039

STOCKHOLDERS' EQUITY
   Common stock                               1,900               1,900
   Additional paid-in capital                99,500              99,500
   Retained earnings                         52,181             171,439
                                      -------------      --------------
        Total shareholders' equity          153,581             272,839
                                      -------------      --------------

        Total liabilities and
              shareholders' equity    $     306,514      $      382,878
                                      =============      ==============

                             THE CLASSIC COMPANIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                                                        Six Months
                                                                       Year Ended         Ended
                                                                        12/31/95         6/30/96
                                                                      --------------  --------------
Net sales                                                              $  1,952,650    $  1,200,902
Cost of sales                                                             1,251,714         715,114
                                                                      --------------  --------------
   Gross profit                                                             700,936         485,788

Selling, general and administrative expenses                                438,383         250,404
                                                                      --------------  --------------
   Operating profit                                                         262,553         235,384

Interest expense, net                                                         9,260           1,540
Other ( income) expense                                                       4,970           3,233
                                                                      --------------  --------------
   Net Income                                                          $    248,323    $    230,611
                                                                      ==============  ==============

                             THE CLASSIC COMPANIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)


                                                              Twelve Months          Six Months
                                                                  Ended                Ended
                                                                 12/31/95             6/30/96
                                                            -----------------    ----------------
Cash Flows From Operating Activities:
   Net Income                                                 $      248,323      $       230,611
   Adjustments to Reconcile Net Income to Net Cash
     From Operating Activities
       Depreciation                                                   16,876                6,925
       Amortization                                                      782                  391
    Increase  in Accounts Receivable                                (114,349)             (30,823)
    Decrease in Other Current Assets                                   2,820                2,800
    Decrease in Other Assets                                           2,621                  -
    Increase  in Accounts Payable                                      9,530                  684
    Decrease in Accrued Liabilities                                  (23,150)              (5,838)
                                                            -----------------    -----------------
Net Cash Provided From Operating Activities                          143,453              204,750
                                                            =================    =================
Cash Flows From Investing Activities:
    Capital expenditures                                              (2,807)              (4,542)
                                                            -----------------    -----------------
Net Cash Used In Investing Activities                                 (2,807)              (4,542)
                                                            -----------------    -----------------
Cash Flows From Financing Activities:
    Repayments Of Long-Term Borrowings                               (91,914)             (37,740)
    S Corporation Dividends                                          (59,422)            (111,353)
                                                            -----------------    -----------------
Net Cash Used In Financing Activities                               (151,336)            (149,093)
                                                            -----------------    -----------------

Increase (Decrease) in Cash                                          (10,690)              51,115
Cash at Beginning of Period                                           10,690                  -
                                                            -----------------    -----------------
Cash at End of Period                                        $           -        $        51,115
                                                            =================    =================

                             THE CLASSIC COMPANIES
                       STATEMENT OF SHAREHOLDERS' EQUITY
                                  (Unaudited)

                                     COMMON      PAID-IN    RETAINED
                                      STOCK      CAPITAL    EARNINGS      TOTAL
                                   ------------------------------------------------
BALANCE DECEMBER 31, 1994           $  1,900    $ 99,500   $(136,720)  $  (35,320)

NET INCOME                                                   248,323      248,323
SUB-CHAPTER S DISTRIBUTIONS                                  (59,422)     (59,422)

                                   ------------------------------------------------
BALANCE DECEMBER 31, 1995              1,900      99,500      52,181      153,581

NET INCOME                                                   230,611      230,611
SUB-CHAPTER S DISTRIBUTIONS                                 (111,353)    (111,353)

                                   ------------------------------------------------
BALANCE JUNE 30, 1996               $  1,900    $ 99,500   $ 171,439   $  272,839
                                   ================================================

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To RUSHTRUCKING, Inc.:

We have audited the accompanying balance sheet of RUSHTRUCKING, Inc. (a California corporation), as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RUSHTRUCKING, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP


Houston, Texas
August 22, 1996

                               RUSHTRUCKING, INC.
                               ------------------


                                 BALANCE SHEETS
                                 --------------

                                          December 31,    June 30,
                                              1995          1996
                                          ------------    -----------
                 ASSETS                                  (Unaudited)
                 ------

CURRENT ASSETS:
      Cash                                    $220,262     $ 33,452
      Accounts receivable, less
       allowance of $19,356 and $22,879        557,752      540,541
      Other receivables                          1,348        1,348
      Prepaid insurance                         43,789       27,800
      Other current assets                      20,774       34,503
                                              --------     --------

                Total current assets           843,925      637,644

PROPERTY AND EQUIPMENT:
      Furniture and equipment                  184,452      199,840
      Less- Accumulated depreciation           (73,536)     (94,401)
                                              --------     --------
                                               110,916      105,439

OTHER ASSETS                                     2,500        2,500
                                              --------     --------

                Total assets                  $957,341     $745,583
                                              ========     ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

CURRENT LIABILITIES:
      Accounts payable, trade                 $ 98,203     $ 43,531
      Accrued payroll and benefits              35,722       47,488
      Other accrued liabilities                 69,182       95,000
      Current portion of long-term debt         21,165       16,258
                                              --------     --------

                Total current liabilities      224,272      202,277

LONG-TERM DEBT, net of current maturities       33,706       28,300
                                              --------     --------

                Total liabilities              257,978      230,577

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
      Common stock, $1.00 par, 100,000
       shares authorized, 500 shares
       outstanding                                 500          500

      Retained earnings                        698,863      514,506
                                              --------     --------

                Total stockholders' equity     699,363      515,006
                                              --------     --------

                Total liabilities and
                 stockholders' equity         $957,341     $745,583
                                              ========     ========

   The accompanying notes are an integral part of these financial statements.

                               RUSHTRUCKING, INC.
                               ------------------


                              STATEMENTS OF INCOME
                              --------------------

                                   Year Ended
                                  December 31,      Six Months Ended June 30
                                                 ------------------------------
                                      1995            1995            1996
                                 --------------  --------------  --------------
                                                          (Unaudited)

REVENUES                            $4,931,114      $2,267,537      $2,756,047

DIRECT COST OF DELIVERY
 SERVICE:
       Payments to drivers           2,770,001       1,319,963       1,539,233
       Company-owned vehicle
        expense                        300,092         125,169         245,959
       Delivery equipment
        depreciation                    36,108          14,380          14,608
       Other expenses                   84,612          37,222          57,722
                                    ----------      ----------      ----------

          Total direct cost of
           delivery service          3,190,813       1,496,734       1,857,522
                                    ----------      ----------      ----------

          Gross profit on service    1,740,301         770,803         898,525
                                    ----------      ----------      ----------

INDIRECT COST OF DELIVERY SERVICE:
       Occupancy costs                  58,881          47,533          15,975
                                    ----------      ----------      ----------

          Total indirect cost of
           delivery service             58,881          47,533          15,975
                                    ----------      ----------      ----------

          Gross profit               1,681,420         723,270         882,550
                                    ----------      ----------      ----------

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES:
       Office salaries and benefits    701,890         390,962         405,634
       Depreciation                     11,434           4,508           6,257
       Bad debt expense                 38,549          19,833           4,451
       Other expenses                  350,336         124,099         136,057
                                    ----------      ----------      ----------

          Total selling, general
           and administrative
           expenses                  1,102,209         539,402         552,399
                                    ----------      ----------      ----------


          Operating income             579,211         183,868         330,151

OTHER INCOME (EXPENSE):
       Interest expense                 (7,944)         (4,830)         (2,073)
       Interest income                   3,796           1,265           2,907
                                    ----------      ----------      ----------

NET INCOME                          $  575,063      $  180,303      $  330,985
                                    ==========      ==========      ==========


   The accompanying notes are an integral part of these financial statements.

                               RUSHTRUCKING, INC.
                               ------------------


                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------


                                   Common Stock                       Total
                                  ---------------    Retained     Stockholders'
                                  Shares  Amount     Earnings        Equity
                                  ------  -------  ------------  --------------

BALANCE AT DECEMBER 31, 1994         500     $500    $ 290,764       $ 291,264
       Net income                      -        -      575,063         575,063
       Distributions                   -        -     (166,964)       (166,964)
                                  ------  -------    ---------       ---------

BALANCE AT DECEMBER 31, 1995         500      500      698,863         699,363
       Net income (unaudited)          -        -      330,985         330,985
       Distributions (unaudited)       -        -     (515,342)       (515,342)
                                  ------  -------    ---------       ---------

BALANCE AT JUNE 30, 1996
 (Unaudited)                         500     $500    $ 514,506       $ 515,006
                                  ======  =======    =========       =========

   The accompanying notes are an integral part of these financial statements.

                               RUSHTRUCKING, INC.
                               ------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                       Year Ended
                                      December 31,    Six Months Ended June 30
                                                     --------------------------
                                          1995           1995          1996
                                      -------------  ------------  ------------
                                                             (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                              $ 575,063     $ 180,303     $ 330,985
 Adjustments to reconcile net income
  to net cash provided by operating
  activities-
   Depreciation                             47,542        18,888        20,865
   Changes in operating assets and
    liabilities-
    (Increase) decrease in-
        Accounts receivable, net          (231,102)       59,034        17,211
        Prepaid and other assets            93,937        19,887         2,260

    Decrease in-
        Accounts payable and accrued
         liabilities                       (62,647)     (117,535)      (17,088)
                                         ---------     ---------     ---------


        Net cash provided by operating
         activities                        422,793       160,577       354,233
                                         ---------     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment       (23,005)      (26,075)      (15,388)
 Proceeds from sales of property and
  equipment                                 22,100             -             -
                                         ---------     ---------     ---------

        Net cash used in investing
         activities                           (905)      (26,075)      (15,388)
                                         ---------     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on long-term debt     (123,842)      (42,251)      (10,313)
 Distributions to stockholders            (166,964)      (10,000)     (515,342)
                                         ---------     ---------     ---------

        Net cash used in financing
         activities                       (290,806)      (52,251)     (525,655)
                                         ---------     ---------     ---------

NET INCREASE (DECREASE) IN CASH            131,082        82,251      (186,810)

CASH AT BEGINNING OF PERIOD                 89,180        89,180       220,262
                                         ---------     ---------     ---------

CASH AT END OF PERIOD                    $ 220,262     $ 171,431     $  33,452
                                         =========     =========     =========

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
  Cash paid for-
   Interest                              $   7,944     $   4,830     $   2,073


   The accompanying notes are an integral part of these financial statements.

                               RUSHTRUCKING, INC.
                               ------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



1.  BUSINESS AND ORGANIZATION:
    --------------------------

RUSHTRUCKING, Inc. (the Company), was formed on March 13, 1990. The Company is a provider of same-day scheduled and on-demand courier service within the state of California.

The stockholders of the Company entered into a definitive agreement with U.S. Delivery Systems, Inc., a subsidiary of Corporate Express, Inc., in August 1996, pursuant to which Corporate Express, Inc., acquired all of the issued and outstanding stock of the Company in a merger accounted for as a pooling of interests.

2.  SIGNIFICANT ACCOUNTING POLICIES:
    --------------------------------

Basis of Presentation
- ---------------------

The Company maintains its records, and the accompanying financial statements have been prepared, on the accrual basis of accounting.

Interim Financial Information
- -----------------------------

The interim financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Fixed Assets
- ------------

Equipment is recorded at cost. The Company capitalizes fixed assets over $1,000. Depreciation is computed on a straight-line basis over the asset's useful life. The categories and useful lives are as follows:

                            Category            Life
                            --------            ----

                 Computer equipment            5 years
                 Furniture and equipment       7 years
                 Vehicles                      5 years

Revenue Recognition
- -------------------

Revenue is recognized when the services are provided to the Company's customers.

Income Taxes
- ------------

The Company has elected S Corporation status as defined by the Internal Revenue Code whereby the Company is not subject to taxation for federal or state purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
- ----------------------------

Concentration of credit risk with respect to trade receivables is limited to the wide variety of customers and markets into which the Company's deliveries are performed. As a result, the Company does not consider itself to have any significant concentrations of credit risk. The Company performs ongoing credit evaluations of its customers. In addition, the Company maintains allowances for potential credit losses, and historical losses have been within management's expectations.

3. LONG-TERM DEBT:
   ---------------

Long-term obligations consist of the following as of December 31, 1995:

           Notes payable to a bank, due 1997 and 1999,
             interest ranging from 9.7% to 10.9%, secured by   $ 54,871
             vehicles
               Less- Current maturities                          21,165
                                                               --------

                                                               $ 33,706
                                                               ========

At December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                       1996                     $21,165
                       1997                      16,377
                       1998                       9,585
                       1999                       7,744
                                               --------

                                                $54,871
                                               ========

The Company leases certain vehicles, buildings and equipment under noncancelable lease agreements which expire at various dates. At December 31, 1995, minimum annual rental commitments under these leases are as follows:


                       1996                     $58,116
                       1997                      53,589
                       1998                      34,086
                       1999                       5,010
                                               --------

               Total minimum lease payments    $150,801
                                               ========

Rent expense related to operating leases amounted to $23,118 for the year ended December 31, 1995.

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company maintains insurance coverage, subject to deductibles, in order to reduce exposure of losses resulting from these claims. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

             [LETTERHEAD OF SCHUTRUMPF & KOREN, P.C. APPEARS HERE]

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

The Board of Directors
Virginia Impression Products Co., Inc.
Richmond, Virginia 23227

We have audited the accompanying Balance Sheets of Virginia Impression Products Co., Inc. as of December 31, 1995 and 1994, and the related Statements of Income and Retained Earnings, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Impression Products Co., Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ SCHUTRUMPF & KOREN, P.C.
                                        ---------------------------
                                        SCHUTRUMPF & KOREN, P.C.
                                        Certified Public Accountants

March 4, 1996

                                BALANCE SHEETS
                                --------------
                       AS OF DECEMBER 31, 1995 AND 1994


                                    ASSETS
                                    ------

                                                      1995          1994
                                                  -----------   ------------
CURRENT ASSETS:
- ---------------
     Cash-Central Fidelity Bank                   $    58,294   $          0
     Cash-Hanover Bank                                404,739        183,608
     Cash-other banks                                 409,483        405,154
     Cash-First Virginia Bank                               0        545,736
     Cash-Franklin Federal                            100,000        254,895
     Accounts receivable - net (Note 1.d)           1,979,995      1,761,954
     Accounts receivable - USOPA (Note 11)            476,778         94,577
     Inventories (Note 1.c)                         1,483,149        981,548
     Deferred income tax (Note 4)                     110,375         80,587
     Other current assets (Note 5)                     94,894        283,360
                                                  -----------   ------------
          Total Current Assets                    $ 5,117,707   $  4,591,419
          --------------------                    -----------   ------------

PROPERTY AND EQUIPMENT:
- -----------------------
     Automobiles                                  $   146,058   $    136,315
     Furniture and equipment                          632,938        616,409
     Building improvements                            139,544        132,639
                                                  -----------   ------------
                                                  $   918,540   $    885,363
     Less accumulted depreciation (Note 1.b)         (568,101)      (507,828)
                                                  -----------   ------------
          Undepreciated Cost                      $   350,439   $    377,535
          ------------------                      -----------   ------------

OTHER ASSETS:
- -------------
     Investments - closely held                   $   107,500   $    107,500
     Mortgage receivable (Note 10)                    472,020        545,134
     Cash value life insurance (Note 8)                31,650         29,863
                                                  -----------   ------------
          Total Other Assets                      $   611,170   $    682,497
          ------------------                      -----------   ------------

          Total Assets                            $ 6,079,316   $  5,651,451
          ------------                            ===========   ============



    The accompanying notes are an integral part of the financial statements

                                BALANCE SHEETS
                                --------------
                       As of December 31, 1995 and 1994

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                     1995                1994
                                                  -----------        -----------
CURRENT LIABILITIES:
- --------------------
      Accounts payable                            $   279,405        $   287,579
      Sales tax payable                                 7,143              6,857
      Payroll taxes accrued and withheld                    0             47,945
      Accrued salaries and expenses (Note 6)           72,366             70,853
      Income taxes payable (Note 4)                    87,354                  0
                                                  -----------        -----------
            Total Current Liabilities             $   446,268        $   413,234
            -------------------------             -----------        -----------

LONG-TERM LIABILITIES:
- ----------------------
      Deferred income taxes (Note 4)              $    42,020        $    34,242
      Note payable (Note 2)                                 0              5,921
                                                  -----------        -----------
            Total Long-Term Liabilities           $    42,020        $    40,163
            ---------------------------           -----------        -----------

            Total Liabilities                     $   488,288        $   453,397
            -----------------                     -----------        -----------

STOCKHOLDERS' EQUITY
- --------------------
      Common stock, par value $.10
       250,000 authorized, 200,000 issued         $    20,000        $    20,000
      Additional paid-in capital                      188,871            188,871
      Retained earnings (Note 12)                   5,382,157          4,989,183
                                                  -----------        -----------
            Total Stockholders' Equity            $ 5,591,028        $ 5,198,054
            --------------------------            -----------        -----------

            Total Liabilities and
            ---------------------
              Stockholders' Equity                $ 6,079,316        $ 5,651,451
              --------------------                ===========        ===========


    The accompanying notes are an integral part of the financial statements

                                                                          Page 4
                  STATEMENTS OF INCOME and RETAINED EARNINGS
                  ------------------------------------------

                For the Years Ended December 31, 1995 and 1994


                                                                 % OF                                % OF
                                              1995               SALES               1994            SALES
                                          ------------       ------------        ------------     -----------
SALES                                     $ 15,592,709          100.00           $14,702,040        100.00
- -----

COST OF GOODS SOLD (Schedule 1)             11,344,858           72.76            10,594,985         72.06
- ------------------                        ------------       ------------       -------------     -----------

      Gross Profit                        $  4,247,851           27.24           $ 4,107,055         27.94
      ------------                        ------------       ------------       -------------    ------------

EXPENSES:
- ---------
     Selling expenses (Schedule 2)        $  1,903,928           12.21          $  2,017,543         13.72
     Operating expenses (Schedule 3)         1,847,215           11.85             1,757,450         11.95
                                          ------------       ------------       ------------     -----------
      Total Expenses                      $  3,751,143           24.06          $  3,774,993         25.68
      --------------                      ------------       ------------       ------------     -----------

      Operating Income                    $    496,708            3.19          $    332,062          2.26
      ----------------

OTHER INCOME                                   141,974            0.91               114,923          0.78
- ------------                              ------------       ------------       ------------     -----------

      Income Before Income Taxes          $    638,682            4.10          $    446,985          3.04
      --------------------------

PROVISION FOR INCOME TAXES (Note 4)            245,708            1.58               161,646          1.10
- -----------------------------------       ------------       ------------       ------------     -----------
      Net Income                               392,974            2.52               285,339          1.94
      ----------

RETAINED EARNINGS - January 1                4,989,183           32.00             4,703,844         31.99
- -----------------                         ------------       ------------       ------------     -----------

RETAINED EARNINGS - December 31           $  5,382,157           34.52          $  4,989,183         33.94
- -----------------                         ============       ============       ============     ===========


    The accompanying notes are an integral part of the financial statements

                           STATEMENTS OF CASH FLOWS
                           ------------------------
               Increase (Decrease) in Cash and Cash Equivalents
               ------------------------------------------------

                For the Years Ended December 31, 1995 and 1994

                                                            1995            1994
                                                          --------       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
- -------------------------------------
     Net income                                          $   392,974     $   285,339
     Adjustment to reconcile net income to
       net cash provided (used) by operating activities:
         Depreciation                                         96,088         100,188
         Bad debts                                            27,728          13,358
         (Gain) loss on disposal of assets                    (8,921)         (4,305)

         Change in assets and liabilities:
           Accounts receivable                              (245,769)       (153,840)
           Accounts receivalbe - USOPA                      (382,201)          6,869
           Inventory                                        (501,601)         35,431
           Other current assets                              194,895        (162,903)
           Deferred income taxes                             (22,010)        (18,330)
           Cash value of life insurance                       (1,787)         (3,843)
           Accounts payable                                   (8,174)         74,942
           Unredeemed coupons                                      0          (7,040)
           Sales and payroll taxes                           (47,659)          9,299
           Accrued salaries and expenses                       1,513         (61,730)
           Income taxes payable                               87,354          (9,456)
                                                          ----------     -----------
              Net Cash Provided (Used) by
              ---------------------------
               Operating Activities                     $   (417,570)    $   103,979
               --------------------                     ------------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
- -------------------------------------
     Proceeds from sales of property and equipment      $      3,000     $    11,841
     Loans receivable                                           (491)         (2,866)
     Payments received on mortgage receivable                 67,176          61,721
     Purchase of investments                                       0          (7,500)
     Capital expenditures                                    (68,992)        (95,919)
                                                        ------------     -----------
              Net Cash Used in Investing Activities     $        693     $   (32,723)
              -------------------------------------     ------------     -----------

              Net Increase (Decrease) in Cash           $  (416,877)     $    71,256
              -------------------------------

CASH AND CASH EQUIVALENTS - January 1                     1,389,393        1,318,137
- -------------------------                               -----------      -----------

CASH AND CASH EQUIVALENTS - December 31                 $   972,516      $ 1,389,393
- -------------------------                               ===========      ===========


    The accompanying notes are an integral part of the financial statements

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

Virginia Impression Products Co., Inc. (the "Company") is a distributor of approximately 2,000 office products. The Company consists of two sales divisions: one which services commercial and state/local accounts within the Commonwealth of Virginia, and a second division, Federal Marketing Company, which services hundreds of Federal Agencies, both nationwide and overseas.

1.  Significant Accounting Policies and Practices:
    ---------------------------------------------

    (a) Sales are recorded as income when delivery is made to customers. Expenses are recorded on the accrual method.

    (b) Depreciation expense is computed using the straight line method. Depreciation expense was $96,088 and $100,188 for the years ending December 31, 1995 and 1994, respectively.

    (c) Inventories are determined at the lower of cost or market on the first-in, first-out method.

    (d) Bad debts are accounted for using the reserve method. As of December 31, 1995, a reserve for bad debts has been established in the amount of $54,300. As of December 31, 1994, the reserve was $54,300.

    (e) Some amounts have been reclassified to make these statements comparative.

    (f) For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of one year or less to be cash equivalents.

    (g) The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.  Note Payable
    ------------

    Note payable is due to a former officer of the Company. This loan was satisfied in early 1995.

3.  Leases
    ------

    Office and warehouse facilities at the Company's headquarters are rented from its majority stockholder at a rental of $9,720 per month, plus taxes and insurance, for a term of ten years commencing February 1, 1992. Office and warehouse space is leased in Virginia Beach, Virginia from an unrelated party thru April, 1999 at $1,350 per month. Lease commitments are as follows:

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

                                                 Minimum
                       Year ending               Payments
                       -----------               --------

                          1996                  $ 132,840
                          1997                    130,090
                          1998                    129,840
                          1999                    121,040
                          2000                    116,640
                       Thereafter                 126,360
                                                ---------

                         Total                  $ 756,810
                                                =========

4.   Income Taxes (See Note 12, also)
     ------------

     Income taxes are provided for the tax effects of transactions reported in the financial statements. They consist of taxes currently due plus deferred taxes. Deferred taxes arise primarily from timing differences of income and expenses in the financial statements, as compared to the timing of these items on the tax returns. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Components of income tax expense are as follows:

                                                     1995         1994
                                                  ----------   ----------

          Current income taxes                    $  267,718   $  179,976
          Deferred income taxes                      (22,010)     (18,330)
                                                  ----------   ----------
               Total                              $  245,708   $  161,646
                                                  ==========   ==========

     Deferred tax assets and liabilities consist of the following:

                                                     1995         1994
                                                  ----------   ----------

     CURRENT
     -------

          Deferred tax asset                      $  110,375   $   84,404
          Deferred tax liability                         -0-       (3,817)
                                                  ----------   ----------

               Net Deferred Tax Asset             $  110,375   $   80,587
                                                  ==========   ==========

     NONCURRENT
     ----------

          Deferred tax liability                  $   42,020   $   34,242
                                                  ==========   ==========

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

     The deferred tax asset results from an allowance for bad debts that is not deductible for tax purposes until losses are identified and written off, and inventory adjustments under Internal Revenue Code Section 263A "Uniform Capitalization rules" which require certain costs to be allocated to inventory and tax deductions to be reduced. The deferred tax liability results from certain costs which are allowed to be deducted for income tax purposes, but are capitalized under generally accepted accounting principles, and the use of accelerated methods of depreciation of property and equipment.

5.   Other Current Assets
     --------------------
                                                     1995        1994
                                                  ----------  ----------

          Loans receivable - other                $    7,857  $    7,366
          Commissions receivable                         -0-       1,844
          Prepaid insurance                            8,953       8,953
          Mortgage receivable
               (current portion)                      73,114      67,176
          Other prepaid items                          4,970      11,596
          Prepaid income taxes                           -0-     186,425
                                                  ----------  ----------

               Total                              $   94,894  $  283,360
               -----                              ==========  ==========

6.   Accrued Salaries and Expenses
     -----------------------------
                                                     1995        1994
                                                  ----------  ----------

          Commissions payable                     $   46,493  $   51,777
          Salary payable                               1,783       1,692
          Other expenses                                 -0-         706
          Vacation payable                            24,090      16,678
                                                  ----------  ----------

               Total                              $   72,366  $   70,853
               -----                              ==========  ==========

7.   Employee Stock Ownership Plan
     -----------------------------

     In 1985, the Company formed an Employee Stock Ownership Plan (ESOP). The plan currently owns 94,750 shares of Company stock which represents 47% of the outstanding stock. For the year ending December 31, 1995, the Company is entitled to deduct, for tax purposes, all contributions made before September 15, 1996. Contributions to the plan were $102,500 and $40,000 for 1995 and 1994, respectively.

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

 8. Cash Value Life Insurance
    -------------------------

    Insurance Company              Face Value      Cash Value      Policy Loan
    -----------------              ----------      ----------      -----------

    Minnesota Mutual                $ 25,000        $ 34,136         $ 6,810
    Globe Life Insurance Co.          50,000           4,324             -0-

 9. Supplemental Disclosures of Cash Flow Information
    -------------------------------------------------

    Cash paid for income taxes is as follows:

                                       1995            1994
                                       ----            ----
    Income tax expense
     - cash basis                   $ (6,025)       $ 375,857


10. Mortgage Receivable
    -------------------

    The Company loaned to Mr. and Mrs. D.H. Redman $784,000 in January of 1992. Mr. Redman is currently employed by the Company as the Chief Executive Officer. The loan is secured by a deed of trust note, dated January 31, 1992, and collateralized by the Hanover County land and building that the Company currently occupies and leases. The note bears interest at eight and one-half percent (8.5%), and is due in monthly installments of $9,720 for a term of ten years. Interest income of $49,469 and $54,925 has been included in the income statements for 1995 and 1994, respectively.

11. Accounts Receivable - USOPA
    ---------------------------

    Regional member companies of the United Specialty Office Products Association (USOPA) wanted to maximize their discount from a supplier (Hewlett-Packard) by buying in large quantities. Virginia Impression Products Co., Inc. (a USOPA member) agreed to act on behalf of themselves and the other USOPA members and the supplier. None of this activity is included in the income statement of the Company, since there is no sale in the normal course of business. However, the net of accounts receivable from USOPA members, and related accounts payable to the supplier are included in the balance sheet.

12. Change in Accounting Principle
    ------------------------------

    During 1994, the Company adopted SFAS Statement No. 109 - Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

    for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities. Financial statements for the year ended December 31, 1993 have been restated to reflect the adoption of SFAS No. 109 effective January 1, 1993, and its impact is as follows:

                                                  Before         After
                                                 Adoption       Adoption
                                                ----------     ----------
    ASSETS
    ------
         Deferred income taxes - current        $    -0-       $   53,144
         Deferred income taxes - noncurrent         44,843          -0-

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
         Deferred income taxes - noncurrent     $    -0-       $   25,129
         Retained earnings                       4,720,676      4,703,848

    INCOME STATEMENT
    ----------------
         Net income before income taxes         $  954,638     $  954,638
         Provision for income taxes                363,376        363,656
                                                ----------     ----------

              Net income                        $  591,262     $  590,982
                                                ==========     ==========

13. Contingencies
    -------------

    During 1995, the Internal Revenue Service concluded an examination of the Company's 1992, 1993, and 1994 tax returns. In September, 1995, the IRS proposed that the Company was subject to the accumulated earnings tax in the amount of $515,787 for the years under examination. The Company strongly contests these proposed adjustments, and as of January 31, 1996, had filed a written protest with the Richmond appeals office. As of the date of our report, no date has been set to meet with the appeals office. Management believes that this matter is without basis, and intends to vigorously defend its position. As such, there has been no accrual of the proposed tax increase.

    The Company is currently defending itself from a lawsuit filed by a competitor for violation of a 1982 consent decree whereby the Company is allowed to do business as "F.M.C. of Virginia" in the District of Columbia. As damages, the suit seeks the profit on sales found to be in violation of the consent decree. As of the date of our report, the amount of damages are indeterminate, and the Company is vigorously defending the suit. As such, management has made no accrual for any potential liability.

                          OTHER FINANCIAL INFORMATION
                          ---------------------------

             [LETTERHEAD OF SCHUTRUMPF & KOREN, P.C. APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------
                         ON SUPPLEMENTARY INFORMATION
                         ----------------------------

The Board of Directors
Virginia Impression Products Co., Inc.
Richmond, Virginia 23227


The additional financial information which follows is presented for supplementary analysis purposes and is not considered necessary for a fair presentation of the basic financial statements. Our audit of the basic financial statements for the years ended December 31, 1995 and 1994, which is presented in the first section of this report, was made for the primary purpose of formulating an opinion on those statements. This additional information has been subjected to the applicable audit procedures we performed in our original audits of the related basic financial statements.

In our opinion, the supplementary financial information is fairly stated in all material respects in relation to the basic financial statements taken as a whole, and is subject to disclosures contained therein.


                                        /s/ SCHUTRUMPF & KOREN

                                        SCHUTRUMPF & KOREN, P.C.
                                        Certified Public Accountants

March 4, 1996

                              COST OF GOODS SOLD
                              ------------------

                For the years Ended December 31, 1995 and 1994

                                                                      Schedule 1
                                                                      ----------

                                                % OF                  % OF
                                      1995      SALES       1994      SALES
                                  -----------   -----   -----------   -----
Inventory - Beginning of Year     $   981,548    6.29   $ 1,016,979    6.92

Purchases - Net of Discounts       11,421,723   73.25    10,106,585   68.74

Freight                               424,736    2.72       452,969    3.08
                                   ----------   -----    ----------   -----

     Cost of Goods Available      $12,828,007   82.27   $11,576,533   78.74
     -----------------------

Inventory - End of Year            (1,483,149)  (9.51)     (981,548)  (6.68)
                                   ----------   -----    ----------   -----

     Cost of Goods Sold           $11,344,858   72.76   $10,594,985   72.06
     ------------------            ==========   =====    ==========   =====

    The accompanying notes are an integral part of the financial statements

                               SELLING EXPENSES
                               ----------------

                For the Years Ended December 31, 1995 and 1994

                                                                      Schedule 2
                                                                      ----------

                                                % OF                  % OF
                                      1995      SALES       1994      SALES
                                  -----------   -----   -----------   -----
Officer's salary -
     sales portion                $   221,949    1.42   $   237,937    1.62
Salesman salaries                   1,097,469    7.04     1,241,593    8.45
Commissions (Non-employees)             1,311    0.01         4,454    0.03
Warehouse salaries and expense        198,609    1.27       203,710    1.39
Remanufacturing salaries               65,971    0.42        37,531    0.26
Advertising                            88,931    0.57        27,279    0.19
Auto and truck expense                 11,549    0.07        30,889    0.21
Postage                                60,803    0.39        51,364    0.35
Travel and entertainment               16,405    0.11        15,709    0.11
Depreciation                           28,320    0.18        37,068    0.25
Telephone                             112,611    0.72       130,009    0.88
                                  -----------   -----     ---------   -----

                Total             $ 1,903,928   12.21    $2,017,543   13.72
                                  ===========   =====    ==========   =====

    The accompanying notes are an integral part of the financial statements

                              OPERATING EXPENSES
                              ------------------

                For the Years Ended December 31, 1995 and 1994

                                                                      Schedule 3
                                                                      ----------

                                                % OF                  % OF
                                      1995      SALES       1994      SALES
                                  -----------   -----   -----------   -----
Officer's salary -
        administrative portion    $   414,382    2.66   $   454,345    3.09

Office salaries and expense           549,175    3.52       553,622    3.77

Rent                                  138,752    0.89       129,686    0.88

Taxes and licenses                    219,449    1.41       197,409    1.34

Depreciation                           67,768    0.43        63,120    0.43

Utilities                              29,478    0.19        31,764    0.22

Insurance - business                   24,530    0.16        24,962    0.17

Insurance - employee benefits         184,607    1.18       186,090    1.27

Repair and maintenance                 19,252    0.12        23,417    0.16

Legal and accounting                   69,594    0.45        39,677    0.27

Bad debts                              27,728    0.18        13,358    0.09

Profit sharing plan (Note 6)          102,500    0.66        40,000    0.27
                                  -----------   -----   -----------   -----

                Total             $ 1,847,215   11.85   $ 1,757,450   11.95
                                  ===========   =====   ===========   =====



    The accompanying notes are an integral part of the financial statements

                  VIRGINIA IMPRESSION PRODUCTS COMPANY, INC.
                                 BALANCE SHEET
                                  (Unaudited)
                                (in thousands)

                                                            August 31,
                                                               1996
                                                            ----------
                         ASSETS

Current assets:
  Cash and cash equivalents                                 $   2,970
  Receivables, net                                              2,158
  Inventories                                                   1,441
  Other current assets                                            179
                                                            ----------
    Total current assets                                        6,748
Property and Equipment, net                                       336
Other assets, net                                                  40
                                                            ----------
    Total assets                                                7,124
                                                            ==========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              1,070
  Accrued liabilities                                              93
                                                            ----------
    Total current liabilities                                   1,163
Deferred income taxes                                              44
                                                            ----------
    Total liabilities                                           1,207
Shareholders' equity:
  Common stock                                                     20
  Additional paid in capital                                      189
  Retained earnings (deficit)                                   5,708
                                                            ----------
    Total shareholders' equity                                  5,917
                                                            ----------
      Total liabilities and shareholders' equity            $   7,124
                                                            ==========

                  VIRGINIA IMPRESSION PRODUCTS COMPANY, INC.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)
                                (in thousands)

                                                       Eight Months
                                                          Ended
                                                     August 31, 1996
                                                     ---------------
Net sales                                            $        10,935
Cost of sales                                                  8,052
                                                     ---------------
  Gross profit                                                 2,883

Selling, general and administrative expenses                   2,461
                                                     ---------------
  Operating profit                                               422

Other income                                                     102
                                                     ---------------
  Income before income taxes                                     524
Income tax expense                                               199
                                                     ---------------
  Net income                                         $           325
                                                     ===============

                  VIRGINIA IMPRESSION PRODUCTS COMPANY, INC.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)
                                (in thousands)

                                                              Eight Months
                                                                  Ended
                                                             August 31, 1996
                                                             ---------------
Cash Flows From Operating Activities:
  Net Income                                                 $          325
  Adjustments to Reconcile Net Income to Net Cash
    From Operating Activities:
      Depreciation                                                       68
    Decrease in Accounts Receivable                                     299
    Decrease in Inventory                                                42
    Decrease in Other Current Assets                                      4
    Decrease in Other Assets                                            100
    Increase in Accounts Payable                                        791
    Decrease in Accrued Liabilities                                     (73)
                                                             ---------------
Net Cash Provided From Operating Activities                           1,556
                                                             ---------------

Cash Flows From Investing Activities:
    Payments received on mortgage receivable                            497
    Capital expenditures                                                (54)
                                                             ---------------
Net Cash Used in Investing Activities                                   443
                                                             ---------------

Increase in Cash                                                      1,999
Cash at Beginning of Period                                             971
                                                             ---------------

Cash at End of Period                                        $        2,970
                                                             ===============

                  VIRGINIA IMPRESSION PRODUCTS COMPANY, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                                  (Unaudited)
                                (in thousands)

                                  Common     Additional     Retained
                                  Stock   Paid in Capital   Earnings   Total
                                  --------------------------------------------
Balance, December 31, 1995        $  20   $           189   $  5,383   $ 5,592

Net Income                                                       325       325

                                  --------------------------------------------
Balance, August 31, 1996          $  20   $           189   $  5,708   $ 5,917
                                  ============================================

                            CORPORATE EXPRESS, INC.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The unaudited pro forma combined balance sheet gives effect to the Acquired Companies as if they were acquired on June 1, 1996. The unaudited pro forma combined balance sheet also gives effect to the sales by the Company in June 1996 of the Notes as if such sales had been made on June 1, 1996. The unaudited pro forma combined balance sheet as of June 1, 1996 includes the Company's unaudited balance sheet as of June 1, 1996 and the following unaudited balance sheets of the Acquired Companies: Miller Stationers Ltd. and Howard's Office Supplies, Inc. as of May 31, 1996; Center Office Products, Inc. as of July 6, 1996; Carolina Ribbon Carbon and Sales Corporation as of July 31, 1996; Laser Perfect Office Products, Inc., Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery Service, Inc., The Classic Companies and RUSHTRUCKING, Inc. as of June 30, 1996; and Virginia Impression Products Co., Inc. as of August 31, 1996. Enbee Company and Check Office Equipment Company, Inc. were acquired by the Company prior to June 1, 1996; therefore, these companies' statements of position are included in the Company's consolidated balance sheet at June 1, 1996.

     The unaudited pro forma combined statement of operations for the three months ended June 1, 1996 gives effect to the Acquired Companies as if they were acquired on February 26, 1995. The unaudited pro forma combined statement of operations also gives effect to the sales by the Company in June 1996 of the Notes as if such sales had been made on February 26, 1995. The unaudited pro forma combined statement of operations for the quarter ended June 1, 1996 includes the unaudited results of operations of the Company for the three months ended June 1, 1996 and the following unaudited results of operations of the Acquired Companies: Miller Stationers Ltd. and Howard's Office Supplies, Inc. for the three months ended May 31, 1996; Center Office Products, Inc. for the three months ended July 6, 1996; Carolina Ribbon Carbon and Sales Corporation for the three months ended July 31, 1996; Laser Perfect Office Products, Inc., Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery Service, Inc., The Classic Companies and RUSHTRUCKING, Inc. for the three months ended June 30, 1996; and Virginia Impression Products Co., Inc. for the three months ended August 31, 1996. Enbee Company and Check Office Equipment Company, Inc. were acquired by the Company in the beginning of the quarter ended June 1, 1996; therefore, the substantial portion of these companies' operating results are included in the Company's consolidated results of operations for the quarter ended June 1, 1996.

     The unaudited pro forma combined statement of operations for the year ended March 2, 1996 gives effect to the Acquired Companies as if they were acquired on February 26, 1995. The unaudited pro forma combined statement of operations also gives effect to the sales by the Company in June 1996 of the Notes as if such sales had been made on February 25, 1995. The unaudited pro forma combined statement of operations for the year ended March 2, 1996 includes the audited results of operations of the Company for the year ended March 2, 1996 and the following results of operations of the Acquired Companies: Check Office Equipment Company, Inc. for the year ended February 29, 1996 (audited); Miller Stationers Ltd. for the year ended January 31, 1996 (audited); Enbee Company, Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery, Inc., Virginia Impression Products Co., Inc. and RUSHTRUCKING, Inc. for the year ended December 31, 1995 (audited); Howard's Office Supplies, Inc., Center Office Products, Inc., Laser Perfect Office Products, Inc., and The Classic Companies for the year ended December 31, 1995 (unaudited); and Carolina Ribbon & Carbon Sales Corporation for the twelve months ended December 31, 1995 (unaudited).

     The pro forma combined financial data are based on available information and on certain assumptions and adjustments described in the accompanying notes which management believes are reasonable. The pro forma combined financial data are provided for informational purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

                            CORPORATE EXPRESS, INC.

                       PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 1, 1996
                                  (Unaudited)

                                (in thousands)



                                                Corporate     Acquired       Pro Forma         Pro Forma
             ASSETS                              Express      Companies     Adjustments         Combined
                                                ---------     ---------    -------------   -----------------
Current assets:
   Cash and cash equivalents                      $30,079        $4,564     ($19,131)(1)   $        325,747
                                                                              (7,667)(2)
                                                                             318,500 (3)
                                                                                (598)(8)
   Receivables, net                               292,062        14,811                              306,873
   Inventories                                    119,408         7,845       (1,084)(1)             125,824
                                                                                (345)(8)
   Other current assets                            68,171         1,118           (4)(8)              69,285
                                                ---------     ---------    -------------   -----------------
      Total current assets                        509,720        28,338      289,671                 827,729
Property and Equipment, net                       141,752        10,517       (1,757)(1)             149,502
                                                                              (1,010)(8)
Goodwill, net                                     445,108            25       26,264 (1)             471,397
Other assets, net                                  18,072         2,053        6,500 (3)              26,610
                                                                                 (15)(8)
                                                ---------     ---------    -------------   -----------------
      Total assets                              1,114,652        40,933       319,653              1,475,238
                                                =========     =========    =============   =================

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                               213,346         6,971          (72)(8)            220,245
   Accrued liabilities                             61,834         3,606          670 (4)             66,079
                                                                                 (31)(8)
   Accrued purchase costs                           4,169                      1,475 (1)              5,644
   Accrued merger and related costs                19,431                                            19,431
   Current portion of long-term debt and
     capital leases                                 9,461         2,481        1,126 (5)             13,041
                                                                                 (27)(8)
   Other non-current liabilities                      126            11                                 137
                                                ---------     ---------    -------------   -----------------
      Total current liabilities                   308,367        13,069        3,141                324,577
Capital lease obligations                          10,694           122                              10,816
Long-term debt                                    241,684         7,690       (7,667)(2)            566,466
                                                                                (241)(8)
                                                                             325,000 (3)
Deferred income taxes                              12,390           375         (285)(1)             12,480
Minority interest in subsidiaries                  26,302                                            26,302
Other non-current liabilities                       2,918           438                               3,356
                                                ---------     ---------    -------------   -----------------
      Total liabilities                           602,355        21,694      319,948                943,997
Shareholders' equity:
   Common stock                                        14            92          (92)(6)                 14
   Additional paid-in capital                     506,914         3,724       (3,596)(6)            524,620
                                                                              17,578 (7)
   Retained earnings (deficit)                      3,065        15,423      (12,584)(6)              4,303
                                                                              (1,601)(8)
   Foreign currency translation adjustment          2,304                                             2,304
                                                ---------     ---------    -------------   -----------------
      Total shareholders' equity                  512,297        19,239         (295)               531,241
                                                ---------     ---------    -------------   -----------------
         Total liabilities and shareholders'
           equity                              $1,114,652       $40,933     $319,653             $1,475,238
                                                =========     =========    =============   =================

- --------
(1) To record the use of cash as part of the consideration for certain of the Acquired Companies accounted for under the purchase method of accounting and related purchase price allocation (including estimated direct costs). The portion of the consideration assigned to goodwill represents the excess of the cost over the fair value of the net assets acquired.
(2)  To record the repayment of certain debt of the Acquired Companies.
(3) To record the net proceeds from the sale of the Notes and the capitalization of debt issuance costs.
(4) To record the short-term payable portion of consideration for an Acquired Company accounted for under the purchase method of accounting.
(5) To record the notes payable portion of consideration for certain of the Acquired Companies accounted for under the purchase method of accounting.
(6) To record the elimination of the historical equity of the Acquired Companies accounted for under the purchase method of accounting.
(7) To record the issuance of shares of Corporate Express common stock as part of the consideration for certain of the Acquired Companies accounted for under the purchase method of accounting.
(8)  To reflect the adjustment for assets and liabilities of an Acquired
     Company not purchased by the Company.

                            CORPORATE EXPRESS, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          QUARTER ENDED JUNE 1, 1996
                                  (Unaudited)

                     (in thousands, except per share data)



                                                           Corporate        Acquired        Pro Forma        Pro Forma
                                                            Express         Companies      Adjustments       Combined
                                                         -------------    ------------     -----------     -------------
Net sales                                                $     500,624    $     46,255     $               $     546,879
Cost of sales                                                  369,178          34,613                           403,791
                                                         -------------    ------------     -----------     -------------
    Gross profit                                               131,446          11,642              -            143,088
Warehouse operating and selling expenses                        95,309           9,752            (18)(1)        105,043
Corporate general & administrative expenses                     15,933               -            164 (2)         16,097
                                                         -------------    ------------     -----------     -------------
    Operating profit (loss)                                     20,204           1,890           (146)            21,948
Interest expense, net                                            3,279             113          3,656 (3)          3,123
                                                                                                  325 (4)
                                                                                                 (134)(5)
                                                                                               (4,116)(6)
Other income                                                         -               4                                 4
                                                         -------------    ------------     -----------     -------------
    Income before income taxes                                  16,925           1,781            123             18,829
Income tax expense                                               7,079             349            305 (7)          7,733
                                                         -------------    ------------     -----------     -------------
    Income (loss) before minority interest                       9,846           1,432           (182)            11,096
Minority interest                                                  230               -                               230
                                                         -------------    ------------     -----------     -------------
    Income (loss) from continuing operations             $       9,616    $      1,432     $     (182)     $      10,866
                                                         =============    ============     ===========     =============
Net income per common share
    Continuing operations                                $        0.13                                     $        0.14
                                                         =============                                     =============
    Weighted average common shares outstanding                  75,139                            790 (8)         75,929
                                                         =============                     ===========     =============
- -----------------

  (1)   Adjustment to eliminate excess compensation.
  (2)   Adjustment to reflect the amortization of goodwill recorded in connection with the Acquired Companies accounted for under the purchase method of accounting.  The goodwill is being amortized over an estimated life of 40 years.
  (3)   Adjustment to reflect increase in interest expense due to the sale of the Notes.
  (4)   Adjustment to reflect amortization of debt issuance costs over the term of the Notes.
  (5)   Adjustment to reflect interest expense not incurred on Acquired Companies' debt paid by the Company.
  (6)   Adjustment to reflect the increase in interest income as a result of the investment of the proceeds of the Notes in commercial paper.
  (7)   Adjustment to reflect the income tax effect of pro forma adjustments and the adjustment of the Acquired Companies'
        (accounted for under the purchase method of accounting) income tax provision to the Company's effective tax rate.
  (8)   Adjustment to reflect the issuance of additional shares of Corporate Express common stock as part of the consideration for certain of the Acquired Companies accounted for under the purchase method of accounting and for all Acquired
        Companies accounted for under the pooling of interests method of accounting.

                            CORPORATE EXPRESS, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS

                           YEAR ENDED MARCH 2, 1996
                                  (Unaudited)

                     (in thousands, except per share data)




                                               Corporate       Acquired      Pro Forma       Pro Forma
                                                Express       Companies     Adjustments       Combined
                                              ------------    ----------    -----------     -----------
Net sales                                      $ 1,590,104    $  144,380                    $ 1,734,484
Cost of sales                                    1,173,255       102,997                      1,276,252
Merger related inventory provisions                  5,952          -                             5,952
                                              ------------    ----------    -----------     -----------
    Gross profit                                   410,897        41,383          -             452,280
Warehouse operating and selling expenses           297,275        35,283          (73)(1)       332,485
Corporate general & administrative expenses         46,980          -             657 (2)        47,637
Merger and other non-recurring charges              36,838          -                            36,838
                                              ------------    ----------    -----------     -----------
    Operating profit (loss)                         29,804         6,100         (584)           35,320
Interest expense, net                               15,396           579       14,625 (3)        14,898
                                                                                1,300 (4)
                                                                                 (537)(5)
                                                                              (16,465)(6)
Other income                                           724           (94)                           630
                                              ------------    ----------    -----------     -----------
    Income before income taxes                      15,132         5,427          493            21,052
Income tax expense                                  10,952         1,238          815 (7)        13,005
                                              ------------    ----------    -----------     -----------
    Income (loss) before minority interest           4,180         4,189         (322)            8,047
Minority interest                                    1,436           -                            1,436
                                              ------------    ----------    -----------     -----------
    Income (loss) from continuing operations   $     2,744    $    4,189    $    (322)      $     6,611
                                              ============    ==========    ===========     ===========

Net income per common share
    Continuing operations                      $      0.04                                  $      0.10
                                              ============    ==========    ===========     ===========
    Weighted average common shares outstanding      68,057                        790 (8)        68,847
                                              ============    ==========    ===========     ===========
- -------------------------

  (1)   Adjustment to eliminate excess compensation.
  (2)   Adjustment to reflect the amortization of goodwill recorded in connection with the Acquired Companies accounted for under the purchase method of accounting.  The goodwill is being amortized over an estimated life of 40 years.
  (3)   Adjustment to reflect increase in interest expense due to the sale of the Notes.
  (4)   Adjustment to reflect amortization of debt issuance costs over the term of the Notes.
  (5)   Adjustment to reflect interest expense not incurred on Acquired Companies' debt paid by the Company.
  (6)   Adjustment to reflect the increase in interest income as a result of the investment of the proceeds of the Notes in commercial paper.
  (7)   Adjustment to reflect the income tax effect of pro forma adjustments and the adjustment of the Acquired Companies'
        (accounted for under the purchase method of accounting) income tax provision to the Company's effective tax rate.
  (8)   Adjustment to reflect the issuance of additional shares of Corporate Express common stock as part of the consideration for certain of the Acquired Companies accounted for under the purchase method of accounting and for all Acquired
        Companies accounted for under the pooling of interests method of accounting.
